UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) November 14, 2005

                        NATIONAL PROPERTY INVESTORS 7
            (Exact name of Registrant as specified in its charter)


            California                0-13454                 13-3230613
      (State or other jurisdiction  (Commission            (I.R.S. Employer
         of incorporation)          File Number)        Identification Number)

                                55 Beattie Place
                              Post Office Box 1089
                        Greenville, South Carolina 29602
                    (Address of principal executive offices)


                                 (864) 239-1000
                        (Registrant 's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

National Property Investors 7 (the "Registrant") owns Fairway View II Apartments, a 204-unit apartment complex located in Baton Rouge, Louisiana ("Fairway View II"). On November 14, 2005, the Partnership and seven other partnerships that own nine apartment complexes containing a total of 2,167 units (the "Selling Partnerships") entered into a Purchase and Sale Agreement (the "Purchase Agreement") with a third party, California State Teachers' Retirement System, a public entity (the "Calstrs"), to sell nine apartment complexes (collectively the "Properties" and individually a "Property") owned by the Selling Partnerships to SH Partners, L.P., a Delaware limited partnership ("SH Partners"), which is a joint venture between Calstrs and AIMCO Properties, LP, an affiliate of the Registrant's general partner ("AIMCO Properties"). Although AIMCO Properties owns an interest in the Purchaser, AIMCO Properties will not be entitled to receive any distributions or allocations of gain or loss with respect to the Purchaser's investment in the Properties. The Purchaser has agreed to pay the Selling Partnerships a total base purchase price of $98,010,000, of which $9,790,000 will be allocated to Fairway View II. The total purchase price will be reduced by a credit for immediate capital needs of $11,190,000, of which $2,040,000 will be allocated to Fairway View II, resulting in a net purchase price allocation to Fairway View II of $7,750,000. Each of the Selling Partnerships is affiliated with AIMCO Properties.

The  following  is a  summary  of the  terms  and  conditions  of  the  Purchase
Agreement, which summary is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as an exhibit.

PURCHASE  PRICE.  The  total  net  purchase  price  is  $86,820,000,   of  which
approximately $7,750,000 will be allocated to Fairway View II.

CLOSING. The expected closing dates for the transaction are December 22, 2005 with respect to five of the Selling Partnerships and January 10, 2006 with respect to four of the Selling Partnerships, including the Registrant. The closing is also subject to customary closing conditions and deliveries, including consent of a majority of the Registrant's limited partners who are not affiliated with AIMCO Properties.

LIMITED PARTNER APPROVAL. On or before the closing date, holders of a majority of the outstanding limited partnership interests, excluding interests held by AIMCO Properties or its affiliates, shall have approved an amendment to the Registrant's partnership agreement which permits the sale of the property to the Purchaser. In the event the amendment is not approved, Calstrs will have the option of purchasing Fairway View II, subject to applicable limited partner approval.

COSTS AND FEES. With respect to Fairway View II, the Purchaser will pay sales, use, gross receipts or similar taxes, recording costs, any premiums or fees required to be paid with respect to the title policy and half of the customary closing costs of the escrow agent.

REPRESENTATIONS AND WARRANTIES. The Selling Partnerships and the Purchaser each made limited representations and warranties to the other.

RISK OF LOSS. The risk of loss or damage to the nine apartment complexes by reason of any insured or uninsured casualty during the period through and including the closing date will be borne by the Selling Partnerships. The Selling Partnerships must maintain all of their existing insurance coverage on the nine apartment complexes in full force and effect until the closing date.

ASSIGNMENT. With the exception of an assignment to S.H. Partners, L.P. or any subsidiary of S.H. Partners, L.P., the Purchase Agreement is not assignable by the Purchaser without first obtaining the prior written approval of the Selling Partnerships.

DEFAULTS AND REMEDIES. If the Purchaser defaults in its obligations to deliver when required any required deposits, the purchase price or any other specified deliveries, then, immediately and without notice or cure, the Selling Partnerships will be entitled to liquidated damages in the amount of $1,100,000, and neither party shall be obligated to proceed with the purchase and sale of the nine apartment complexes.

If the Selling Partnerships, prior to the closing, default in their representations, warranties, covenants, or obligations then the Purchaser has the option of (i) seeking specific performance of the Selling Partnership's obligation to deliver the deed pursuant to the Purchase Agreement or (ii) terminating the Purchase Agreement and have returned any deposits made by the Purchaser, and recovering, as its sole recoverable damages its documented direct and actual out-of-pocket expenses and costs up to $100,000 per Property.


Item 9.01  Financial Statements and Exhibits

(d) Exhibits

10.27 Purchase and Sale Agreement and Joint Escrow Instructions between National Property Investors 7, a California Limited Partnership, and the affiliated Selling Partnerships and California State Teachers' Retirement System, a public entity, dated November 14, 2005.*

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    NATIONAL PROPERTY INVESTORS 7


                                    By:   NPI EQUITY INVESTMENTS, INC.
                                          Managing General Partner

                                    By:   /s/Martha L. Long
                                          Martha L. Long
                                          Senior Vice President

                                    Date: December 13, 2005

                                                                   Exhibit 10.27


                           PURCHASE AND SALE AGREEMENT

                          AND JOINT ESCROW INSTRUCTIONS

                                      dated

                               NOVEMBER 14, 2005,

                                  by and among

                CALIFORNIA STATE TEACHERS' RETIREMENT SYSTEM,

                                    as Buyer,

                                       and

                             WINDSOR HILLS I, L.P.,
                         NATIONAL PROPERTY INVESTORS 6,
                         NATIONAL PROPERTY INVESTORS 7,
                          TAHF II LIMITED PARTNERSHIP,
                 COUCH-OXFORD ASSOCIATES LIMITED PARTNERSHIP,
                  PEPPERMILL VILLAGE-OXFORD ASSOCIATES L.P.,
                WILLIAMSBURG INVESTORS LIMITED PARTNERSHIP AND
                       MAYFAIR VILLAGE LIMITED PARTNERSHIP


                            collectively, as Sellers

                                TABLE OF CONTENTS
                                                                           PAGE


1.    PURCHASE AND SALE.............................................1

2.    PURCHASE PRICE................................................2
      2.1   Intentionally Omitted...................................2
      2.2   Payment of Purchase Price...............................2
      2.3   Adjustment for Prorations and Credits...................2
      2.4   Loan Obligations........................................3
      2.5   Independent Contract Consideration......................3

3.    OPENING OF ESCROW.............................................3

4.    ACTIONS PENDING CLOSING.......................................4
      4.1   Due Diligence...........................................4
      4.2   Title...................................................6
      4.3   Limited Partner Approvals...............................8

5.    DESCRIPTION OF PROPERTIES.....................................8
      5.1   The Improvements........................................8
      5.2   The Real Property.......................................8
      5.3   The Personal Property...................................8
      5.4   The Intangible Property.................................9

6.    CONDITIONS TO CLOSING.........................................9
      6.1   Buyer's Closing Conditions..............................9
      6.2   Failure of Buyer's Closing Conditions..................11
      6.3   Sellers' Closing Conditions............................11
      6.4   Failure of Sellers' Closing Conditions.................13
      6.5   Loan Obligations.......................................14

7.    CLOSING......................................................14
      7.1   Closing Date...........................................14
      7.2   Deliveries by Sellers..................................14
      7.3   Deliveries by Buyer....................................15
      7.4   Actions by Escrow Agent................................16
      7.5   Prorations.............................................17
      7.6   Closing Costs..........................................23
      7.7   Deliveries Outside of Escrow...........................23
      7.8   Access to Records......................................24

8.    SELLERS' REPRESENTATIONS AND WARRANTIES......................24
      8.1   Due Organization.......................................24
      8.2   Sellers' Authority; Validity of Agreements.............25
      8.3   Leases.................................................25
      8.4   Contracts..............................................25
      8.5   Violations of Laws.....................................25
      8.6   Litigation.............................................26
      8.7   Zoning and Condemnation................................26
      8.8   Environmental..........................................26
      8.9   Employees..............................................26
      8.10  Personal Property......................................26
      8.11  Property Documents.....................................26
      8.12  Seller's Knowledge.....................................26
      8.13  Survival...............................................26

9.    BUYER'S REPRESENTATIONS AND WARRANTIES.......................27
      9.1   Due Organization.......................................27
      9.2   Buyer's Authority; Validity of Agreements..............27
      9.3   Prohibited Person......................................27
      9.4   Survival...............................................28

10.   ADDITIONAL COVENANTS AND AGREEMENTS..........................28
      10.1  As-Is..................................................28
      10.2  Changes in Conditions..................................28
      10.3  Exclusive Negotiations.................................29
      10.4  Property Management....................................29

11.   RISK OF LOSS AND ONGOING OPERATIONS..........................29
      11.1  Condemnation...........................................29
      11.2  Casualty...............................................30
      11.3  Ongoing Operations.....................................30

12.   REMEDIES.....................................................31
      12.1  Liquidated Damages.....................................31
      12.2  Default by Sellers.....................................32

13.   BROKERS......................................................32

14.   MISCELLANEOUS PROVISIONS.....................................33
      14.1  Governing Law..........................................33
      14.2  Entire Agreement.......................................33
      14.3  Modification; Waiver...................................33
      14.4  Notices................................................33
      14.5  Expenses...............................................34
      14.6  Assignment.............................................34
      14.7  Severability...........................................35
      14.8  Successors and Assigns; Third Parties..................35
      14.9  Execution of Documents and Funding by Buyer............35
      14.10 Headings...............................................35
      14.11 Time of Essence........................................35
      14.12 Further Assurances.....................................35
      14.13 Number and Gender......................................36
      14.14 Construction...........................................36
      14.15 Exhibits and Schedules.................................36
      14.16 Attorneys' Fees........................................36
      14.17 Business Days..........................................36
      14.18 Early Termination......................................36
      14.19 Waiver of Known Defaults...............................36
      14.20 Section 1031 Exchange..................................36
      14.21 Counsel................................................37
      14.22 Multiple Buyers........................................37
      14.23 Sellers' Several Obligations...........................38
      14.24 Obligation to Close on all Properties..................38
      14.25 AIMCO Marks............................................38
      14.26 ADA Disclosure.........................................38
      14.27 Lead-Based Paint Disclosure............................39
      14.28 Waiver of Consumer Rights..............................40
      14.29 Texas Real Estate License Act..........................40
      14.30 State of Louisiana Special Provisions..................41
      14.31 State of Virginia Special Provisions...................42
      14.32 State of Indiana Special Provisions....................42
      14.33 Arbitration............................................42

LIST OF SCHEDULES AND EXHIBITS......................................1

                           PURCHASE AND SALE AGREEMENT
                          AND JOINT ESCROW INSTRUCTIONS

            THIS PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this "Agreement") is made and entered into as of November 14, 2005 (the "Execution Date"), by and among CALIFORNIA STATE TEACHERS' RETIREMENT SYSTEM, a public entity ("Buyer"), and each of the following parties (each, a "Seller" and, collectively, "Sellers"): WINDSOR HILLS I, L.P., a Delaware limited partnership, NATIONAL PROPERTY INVESTORS 6, a California limited partnership, NATIONAL
PROPERTY INVESTORS 7, a California limited partnership, TAHF II LIMITED PARTNERSHIP, a Delaware limited partnership, COUCH-OXFORD ASSOCIATES LIMITED PARTNERSHIP, a Maryland limited partnership, PEPPERMILL VILLAGE-OXFORD ASSOCIATES L.P., an Indiana limited partnership, WILLIAMSBURG INVESTORS LIMITED PARTNERSHIP, an Indiana limited partnership, and MAYFAIR VILLAGE LIMITED PARTNERSHIP, an Indiana limited partnership. The purpose of this Agreement is to set forth the agreement of the parties and instruct Stewart Title Guaranty Company ("Escrow Agent"), with respect to the transaction contemplated by this Agreement.

                                 R E C I T A L S

            A.....Each  Seller  owns the  real  property  commonly  known as and identified by the "Community Name" listed on the Seller Information Schedule attached hereto as Schedule "A" (the "Seller Information Schedule"), and as more particularly described on Exhibits "A-1" to "A-9" attached hereto (each, a "Land Parcel" and, collectively, the "Land Parcels"). Each Land Parcel, together with the "Improvements," the balance of the "Real Property," the "Personal Property," and the "Intangible Property" (each as hereinafter defined) all related thereto, is sometimes referred to herein as a "Property" and, collectively together with each other Property identified herein, as the "Properties."

            B.....Each Seller desires to sell, transfer and convey to Buyer, and
Buyer desires to purchase and acquire from each Seller, the Property owned by such Seller identified on the Seller Information Schedule, upon and subject to the terms and conditions set forth in this Agreement.

                                A G R E E M E N T

            NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Sellers hereby agree, and instruct Escrow Agent, as follows:

1. PURCHASE AND SALE. Subject to all of the terms and conditions of this Agreement, each Seller agrees to sell, transfer and convey to Buyer, and Buyer agrees to purchase and acquire from each Seller, a good and marketable fee simple interest in the Property owned by such Seller identified on the Seller Information Schedule, upon and subject to the terms and conditions set forth herein.

2. PURCHASE PRICE. The base purchase price for each Seller's Property (each, a "Base Purchase Price") is set forth on the Seller Information Schedule. Each Base Purchase Price shall be reduced by the "Lender Fees" (as hereinafter defined) applicable to such Property (the sum of each Base Purchase Price, as so reduced for its Property, being hereinafter referred to as the "Purchase Price"). The Purchase Price shall be payable as follows:

2.1   Intentionally Omitted.

2.2 Payment of Purchase Price. At the "Closing" (as hereinafter defined), Buyer shall deposit into Escrow Agent's "Escrow" (as hereinafter defined) account at State Street Bank and Trust in Boston, Massachusetts ("State Street Bank") the total amount of the Purchase Price, net of all prorations and adjustments as provided herein.

2.3 Adjustment for Prorations and Credits. Subject to the terms of Section 7.5 hereof, on the "Closing Date" (as hereinafter defined), Buyer shall receive as a credit against the portion of the Purchase Price payable with respect to each Property, an amount equal to the sum of all: (a) deposits which were paid by tenants of such Property (collectively, together with all tenants of each other Property, "Tenants") to or for the account of the Seller of such Property (as more particularly described in Section 7.5.6.2 hereof); (b) expenses and other sums owed by the Seller of such Property to Tenants of such Property for any work or disputes which occurred prior to the Closing Date (as acknowledged in any agreement or correspondence executed by the Seller of such Property or any of such Seller's agents); (c) rentals already received by the Seller of such Property attributable to the period from and after the Closing Date; and (d) the amount, if any, by which prorated amounts and "Closing Costs" (as hereinafter defined) allocated to the Seller of such Property pursuant to Sections 7.5 and
7.6 hereof exceed prorated amounts and Closing Costs allocated to Buyer pursuant to Sections 7.5 and 7.6 hereof. Subject to the terms of the last sentence of this Section 2.3, Buyer shall also receive as a credit against the Purchase Price an amount equal to $11,190,000.00 (which the parties acknowledge is for immediate capital needs for the Properties), and such amount shall be allocated among the Sellers of the Properties as set forth on the Seller Information Schedule (as allocated with respect to each Property, a "Credit for Capital
Needs"). The parties hereto acknowledge and agree that Buyer has had no involvement in the allocation of such amount or the Purchase Price and shall have no responsibility or liability to any Seller or any other person or entity with respect thereto. Notwithstanding the foregoing: (i) certain Sellers have commenced or are scheduled to commence shortly certain construction work relating to certain Properties, all as more particularly described on Schedule "B" attached hereto (the "Work"); (ii) the maximum cost of the Work for each such Property (the "Maximum Cost") is set forth on Schedule "B" attached hereto;
(iii) in the event that the applicable Seller completes or causes to be completed prior to the Closing any percentage of such Work with respect to its Property (such completed percentage being hereinafter referred to as the "Completed Percentage"), such Seller shall deliver written notice of such fact to Buyer; (iv) upon Buyer's receipt of any such written notice, Buyer shall inspect the applicable Property to confirm that it agrees that such Completed Percentage of the Work has been completed; (v) any such inspection by Buyer shall be completed on or before a date mutually approved by the applicable Seller and Buyer but in no event later than the Closing (such approved date being hereinafter referred to as the "Review Date"); (vi) in the event that Buyer agrees with such Seller that such Completed Percentage of the Work has been completed, then (A) such Seller shall pay the cost of such Completed Percentage of the Work and deliver to Buyer evidence thereof together with executed lien releases from the applicable contractors and subcontractors for such Completed Percentage of the Work (in forms required by applicable laws),
(B) the Credit for Capital Needs for such Property shall be reduced by an amount equal to the product of the Completed Percentage multiplied by the Maximum Cost for such Work relating to such Property, and (C) Buyer shall assume such Seller's rights and obligations accruing from and after the Closing Date under any executed construction contracts to the extent relating to any portion of the Work that is not completed prior to the Closing; (vii) in the event that Buyer disagrees with Seller that any such Work has been completed (or any other dispute arises between the parties relating to the Work under this Section 2.3, the parties shall proceed to arbitration in accordance with the terms of Section
14.33 hereof; and (viii) in the event that the applicable Seller completes or causes to be completed any portion of the Work after the Review Date but prior to the Closing, such Seller shall not pay the cost of such completed portion of the Work and, instead, Buyer shall assume such Seller's rights and obligations under any executed construction contracts to the extent relating to such completed portion of the Work and any portion of the Work that is not completed prior to the Closing, and Buyer shall be solely responsible for approving and paying for such portions of the Work under such contracts.

2.4 Loan Obligations. Sellers have advised Buyer that, as of the Execution Date, each Property is encumbered by the loan described on the Seller Information Schedule applicable to such Property (each, a "Loan Obligation" and, collectively, the "Loan Obligations"). The Loan Obligations shall be paid off, satisfied, discharged and/or cured by Sellers from proceeds of the Purchase Price at Closing, provided that the Lender Fees due in connection with such payoffs shall be paid by Buyer and deducted from the Purchase Price as provided herein. As used herein, the term "Lender Fees" shall mean with respect to each Property, all fees and expenses (including, without limitation, all prepayment penalties and pay-off fees) imposed or charged by the lender or its counsel in connection with the payoff of such Property's Loan Obligation, and, to the extent that such payoff occurs on a date other than as permitted under the documents evidencing such Loan Obligation, any amounts of interest charged by such lender for the period from the Closing Date to the permitted prepayment date. The exact amount of the Lender Fees shall be determined as of the Closing Date.

2.5 Independent Contract Consideration. Sellers and Buyer agree that the amount of One Hundred Dollars ($100.00) has been bargained for and paid by Buyer to Seller as consideration for Sellers' execution and delivery of this Agreement and for Buyer's right of review, inspection and termination, and is independent of any other consideration or payment provided for in this Agreement and, notwithstanding anything to the contrary contained herein, is non-refundable in all events.

3. OPENING OF ESCROW. On or before the second (2nd) "Business Day" (as hereinafter defined) after the full execution of this Agreement by Buyer and Sellers, Buyer and Sellers shall cause an escrow ("Escrow") to be opened with Escrow Agent (the "Opening of Escrow") by delivery to Escrow Agent of a fully executed copy of this Agreement. Escrow Agent shall promptly deliver to Buyer and Sellers written notice of the date of the Opening of Escrow. This Agreement shall constitute escrow instructions to Escrow Agent as well as the agreement of the parties. Escrow Agent is hereby appointed and designated to act as Escrow Agent and instructed to deliver, pursuant to the terms of this Agreement, the documents and funds to be deposited into Escrow as herein provided. The parties hereto shall execute such additional escrow instructions (not inconsistent with this Agreement as determined by counsel for Buyer and Sellers) as Escrow Agent shall deem reasonably necessary for its protection, including Escrow Agent's general provisions (as may be modified by Buyer, Sellers and Escrow Agent). In the event of any inconsistency between the provisions of this Agreement and such additional escrow instructions, the provisions of this Agreement shall govern.

4. ACTIONS PENDING CLOSING.

4.1 Due Diligence. Buyer's obligation to consummate the transactions contemplated by this Agreement is subject to and conditioned upon Buyer's approval, deemed approval or waiver of the right to approve of the items set forth in this Article 4 prior to 5:00 p.m. P.S.T. on the Execution Date.

4.1.1 Property Documents. Prior to the Execution Date, each Seller has made available to Buyer for its review and copying at Buyer's sole cost and expense (by, at each Seller's option, either providing Buyer with access at such Seller's Property to, or making available to Buyer on a secure web site) copies of all contracts, all documents, all books and records other than proprietary information (collectively, together with all such books and records owned by each other Seller, "Sellers' Property-Related Files and Records"), and all other materials relating to the Property owned by such Seller, to the extent that such items exist and are in such Seller's possession (collectively, together with all such materials made available by each other Seller, the "Property Documents"), including, without limitation, the following items: (i) leases and other occupancy agreements now in effect at the Property owned by such Seller (collectively, together with all such agreements now in effect at each other Property, the "Leases"); (ii) as-built plans and specifications; (iii) structural and mechanical reports; (iv) plans and maps (including, without limitation, topographical maps); (v) governmental permits, approvals and licenses; (vi) title policies; (vii) surveys; (viii) construction warranties;
(ix) land studies; (x) property tax statements and assessed value notices; (xi) insurance policies; and (xii) "Assumed Service Contracts" (as hereinafter defined).

4.1.2 Buyer's Diligence Tests. Buyer hereby acknowledges that prior to the Execution Date, Buyer, its agents and its representatives have been entitled at Buyer's sole cost and expense to: (a) enter onto the Properties to perform any inspections, investigations, studies and tests of the Properties (including, without limitation, physical, structural, mechanical, architectural, engineering, soils, geotechnical and environmental tests that Buyer deems reasonable); (b) cause an environmental assessment of the Properties to be performed; (c) review all Property Documents (except as provided in Section 4.2 hereof); and (d) investigate such other matters as Buyer may have desired. Buyer shall indemnify, protect, defend and hold Sellers (and Sellers' partners, shareholders, agents, employees and representatives) harmless from and against any and all claims (including, without limitation, claims for mechanic's liens or materialmen's liens), causes of action, demands, obligations, losses, damages, liabilities, judgments, costs and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) (collectively, "Claims") in connection with or arising out of any inspections carried on by or on behalf of Buyer in connection with Buyer's (or it's agent's) due diligence inspections and/or assessments of the Properties; provided, however, that Buyer shall not indemnify any Seller for any Claims caused by such Seller's gross negligence or willful misconduct, or any physical condition (including, without limitation, any environmental condition) existing on any Property prior to Buyer's or its agent's entry thereon. The foregoing indemnification shall survive the Closing or the earlier termination of this Agreement for a period of one (1) year; provided, however, that for matters as to which any Seller has given Buyer written notice within such one (1) year period, such indemnification related to the matters in such written notice shall survive until all liabilities arising out of the matters described in such written notice have been satisfied. In the event that this Agreement is terminated for any reason, (i) Buyer shall repair any damage to the Properties caused by its entry thereon and restore the same to the condition in which it existed prior to such entry and (ii) except to the extent the same would impact any attorney-client privilege, Buyer shall deliver to Sellers, upon any Seller's request and without charge therefor, the results and copies of any and all inspections, studies, tests, surveys, or other reports made by or for Buyer with respect to the Properties. The provisions of the foregoing sentence shall survive the Closing or the earlier termination of this Agreement. Buyer shall use commercially reasonable efforts to minimize disruption to Tenants in connection with Buyer's or its consultants' activities pursuant to this Section. Buyer has maintained and caused its third party consultants to maintain (A) casualty insurance and comprehensive public liability insurance with coverages of not less than $1,000,000.00 for injury or death to any one person and $3,000,000.00 for injury or death to more than one person and $1,000,000.00 with respect to property damage, and (B) worker's compensation insurance for all of their respective employees in accordance with the law of the state(s) in which the Properties are located. Buyer has delivered proof of the insurance coverage required pursuant to this Section to Sellers (in the form of a certificate of insurance) prior to the Execution Date.

4.1.3 Buyer's Termination Right. Buyer hereby acknowledges and agrees that, other than as set forth in Section 4.1 hereof, Buyer has no right, whatsoever, to terminate this Agreement as a result of its due diligence efforts described in this Section 4.1; provided, however, that Buyer retains the right to terminate this Agreement as provided elsewhere in this Agreement.

4.1.4 Confidentiality. All information and Property Documents made available by any of the Sellers to Buyer in accordance with this Agreement or obtained by Buyer in the course of its inspections of the Properties shall be treated as confidential information by Buyer, and, prior to the purchase of the Properties by Buyer, Buyer shall use its best efforts to prevent its consultants from divulging such information to any unrelated third parties except as reasonably necessary to third parties engaged by Buyer for the limited purpose of analyzing and investigating such information for the purpose of consummating the transaction contemplated by this Agreement. Buyer shall not disclose the terms and conditions contained in this Agreement and shall keep the same confidential, provided that Buyer may disclose the terms and conditions of this Agreement (a) as required by law, (b) to consummate the terms of this Agreement, or any financing relating thereto, or (c) to Buyer's or Sellers' advisors, lenders, attorneys and accountants. The provisions of this Section 4.1.4 shall survive the termination of this Agreement.

4.2   Title.

4.2.1 Deliveries by Sellers. Prior to the Execution Date, Sellers, at their sole cost and expense, have caused Stewart Title Guaranty Company (in such capacity, "Title Company") to issue and deliver to Buyer (a) a current preliminary title report for an extended coverage owner's policy of title insurance (or local equivalent such as the most recent standard form promulgated by the Texas State Department of Insurance in accordance with the Texas Title Act for use in writing title insurance in the State of Texas, for any Real Property located in Texas) for the Real Property portion of each Property (collectively, the "PTRs") and (b) copies of all documents referenced as exceptions therein (collectively, the "Underlying Documents"). Sellers have provided to Buyer any existing as-built surveys of the Real Property portion of each Property to the extent that such surveys exists and are in any Seller's possession (collectively, the "Surveys"). Prior to the Closing, Sellers will cause each Survey to be certified to Buyer, the applicable Seller and Title Company in form and substance reasonably satisfactory to Buyer (the "Survey Certifications"). The PTRs, the Underlying Documents, the Surveys and the Survey Certifications shall be collectively referred to herein as the "Title Documents."

4.2.2 Buyer's Review of Title and Surveys. Prior to the Execution Date, Buyer has notified Sellers in writing of any objections which Buyer has to any matters reported or shown in the Title Documents (collectively, all such objection letters for all Properties being hereinafter referred to as "Buyer's Objection Letter"). If and when Buyer receives any updates to the Title Documents (and when Buyer receives the Survey Certifications), Buyer shall have an additional three (3) Business Days following Buyer's receipt of any such update and copies of all documents referenced therein (or the Survey Certifications, as the case may be), to notify Sellers of objections to items shown on any such update which were not disclosed on the previously delivered Title Documents (or to notify Sellers of any objections to the Survey Certifications, as the case may be) (collectively, all such updated objection letters for all Properties being hereinafter referred to as an "Updated Objection Letter"). Matters reported in or shown by the Title Documents (or any updates thereof) and not timely objected or previously objected to by Buyer as provided above shall be deemed to be "Permitted Exceptions." Except as expressly provided in Section 4.2.3 hereof, Sellers shall have no obligation to cure or correct any matter objected to by Buyer in Buyer's Objection Letter or any Updated Objection Letter (and Sellers have elected not to cure or correct any matter objected to by Buyer in Buyer's Objection Letter). Buyer acknowledges that it has no right to terminate this Agreement as a result of any matter or exception objected to by Buyer in Buyer's Objection Letter and, instead, Buyer shall proceed to a timely Closing whereupon all matters and exceptions objected to by Buyer in Buyer's Objection Letter shall be deemed to be Permitted Exceptions. On or before the first (1st) Business Day following Sellers' receipt of any Updated Objection Letter, Sellers may elect, by delivering written notice of such election to Buyer and Escrow Agent ("Sellers' Response") to cause Title Company to remove or insure over all matters objected to in such Updated Objection Letter; provided, however, that if Sellers elect to cause the Title Company to insure over (i.e., provide affirmative insurance against loss resulting from) any objectionable matter, Buyer shall have the right to accept or reject such insurance in its reasonable discretion as an acceptable cure. If Sellers fail to deliver Sellers' Response within the time frame set forth above, it shall be deemed to be an election by Sellers not to cause Title Company to so remove or insure over such objections. If Sellers elect not to cause Title Company to so remove or insure (or if Buyer rejects any such insurance in accordance with the terms hereof), then Buyer must elect, by delivering written notice of such election to Sellers and Escrow Agent on or before the earlier to occur of the third (3rd) Business Day following Buyer's receipt of Sellers' Response or (b) if no Sellers' Response is received by Buyer, the third (3rd) Business Day following the date on which Sellers shall have been deemed to have responded, as provided above, to: (i) terminate this Agreement (in which case the parties shall equally share the cancellation charges of Escrow Agent and Title Company, if any, and no party shall thereafter have any rights or obligations to the other hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement); or (ii) proceed to a timely Closing whereupon such objected to exceptions or matters shall be deemed to be Permitted Exceptions. In the event that Buyer fails to make such election on a timely basis, then Buyer shall be deemed to have elected to terminate this Agreement, in which case the provisions of the preceding clause (i) shall apply.

4.2.3 Sellers' Obligations. Notwithstanding anything to the contrary contained in this Agreement, and notwithstanding any approval or consent given or deemed given by Buyer hereunder, Sellers shall, all at no cost or expense to Buyer, satisfy the Title Company as to Sellers' power and authority to enter into this Agreement, deliver to the Title Company an owner's affidavit satisfactory to the Title Company, convey the Properties to Buyer and otherwise consummate the transactions contemplated hereby and cause to be released and reconveyed from the Properties on or prior to the Closing (a) any exceptions or other matters affecting title to the Properties which are created by any Seller after the date of this Agreement, and (b) except for real estate taxes not yet due or payable, all mortgages, deeds of trust and other monetary encumbrances, including without limitation all mechanics' liens.

4.2.4 Condition of Title at Closing. Upon the Closing, each Seller shall sell, transfer and convey to Buyer fee simple title to the Real Property owned by such Seller by a duly executed and acknowledged deed in the form of Exhibits "B-1" to "B-5" attached hereto (as applicable for the State in which such Real Property is located) (collectively, the "Deeds"), subject only to the Permitted Exceptions applicable to such Real Property.

4.3 Limited Partner Approvals. The Seller of each "Public Property" (as hereinafter defined), shall use commercially reasonable efforts to obtain, as soon as practicable, the "Public Partnership Amendments" (as hereinafter defined) related thereto, as described in (and subject to the terms of) Section
6.3.5 hereof.

5. DESCRIPTION OF PROPERTIES.

5.1 The Improvements. As used herein, the term "Improvements" shall mean all of Sellers' right, title and interest in and to all buildings, improvements, structures and fixtures now or hereafter located on or in the Land Parcels.

5.2 The Real Property. As used herein, the term "Real Property" shall mean, collectively, all of Sellers' right, title and interest in and to: (a) the Land Parcels; (b) the Improvements; (c) all apparatus, equipment and appliances affixed to and used in connection with the operation or occupancy of the Land Parcels and/or any of the Improvements (such as heating, air conditioning or mechanical systems and facilities used to provide any utility services, refrigeration, ventilation, waste disposal or other services) and now or hereafter located on or in the Land Parcels and/or any of the Improvements; and
(d) all of Sellers' rights, privileges and easements appurtenant to or used in connection with the Land Parcels and/or any of the Improvements, including, without limitation, all minerals, oil, gas and other hydrocarbon substances, all development rights, air rights, water, water rights and water stock relating to the Land Parcels, all strips and gores, streets, alleys, easements, rights-of-way, public ways, or other rights of Sellers appurtenant, adjacent or connected to the Land Parcels.

5.3 The Personal Property. As used herein, the term "Personal Property" shall mean all of Sellers' right, title and interest in and to that certain tangible personal property, equipment and supplies owned by Sellers and situated at the Real Property and used by Sellers exclusively in connection with the use, operation, maintenance or repair of all or any portion of the Real Property as of the Closing Date, including, without limitation, all of the personal property described on Exhibit "C-1" attached hereto. Notwithstanding the foregoing, the term Personal Property does not include any "Excluded Personal Property." As used herein, the term "Excluded Personal Property" shall mean all (a) equipment leased by any Seller and the interest of any Seller in any equipment provided to its Property for use, but not owned or leased by such Seller, or (b) property owned or leased by any Tenant or guest, employee or other person furnishing goods or services to any Property, or (c) property and equipment owned by any Seller, which in the ordinary course of business of such Seller's Property is not used exclusively for the business, operation or management of such Property, or (d) "Buyer's Access Computer Hardware and Software," "AIMCO Benchmark Series Books," "Connect: Remote Horizon Software," and all other software installed on any computers transferred as part of the transaction contemplated hereby, or (e) the property and equipment, if any, expressly identified on the Seller Information Schedule as "Excluded FF&E" which is described on Exhibit "C-2" attached hereto.

5.4 The Intangible Property. As used herein, the term "Intangible Property" shall mean all of Sellers' right, title and interest in and to that certain intangible property owned by Sellers and used by Sellers exclusively in connection with all or any portion of the Real Property and/or the Personal Property, including, without limitation, all of Sellers' right, title and interest, if any, in and to: (a) the Leases, the Assumed Service Contracts, Sellers' Property-Related Files and Records, all reports, test results, environmental assessments, if any, as-built plans, specifications and other similar documents and materials relating to the use, operation, maintenance, repair, construction or fabrication of all or any portion of the Real Property and/or the Personal Property; (b) all rights, if any, in and to the community names set forth on the Seller Information Schedule; (c) all transferable business licenses, architectural, site, landscaping or other permits (other than the "Excluded Permits," as hereinafter defined), applications, approvals, authorizations and other entitlements affecting any portion of the Real Property; and (d) all transferable guarantees, warranties and utility contracts relating to all or any portion of the Real Property. As used herein, the term "Excluded Permits" shall mean those permits which, under applicable law, are nontransferable and such other permits, if any, as may be designated as Excluded Permits on the Seller Information Schedule, each of which Excluded Permits are described on Exhibit "D-1" attached hereto. As used herein, the term "Assumed Service Contracts" shall mean all contracts, agreements, equipment leases, purchase orders, maintenance, service, or utility contracts and similar contracts, excluding Leases, which relate to the ownership, maintenance, construction or repair and/or operation of such Property which are identified on Exhibit "D-2" attached hereto (collectively, the "Service Contracts"), but only to the extent assignable by their terms or applicable law (including any contracts that are assignable with the consent of the applicable vendor), and shall not include any "Excluded Service Contracts." As used herein, the term "Excluded Service Contracts" shall mean: (i) any national contracts entered into by any Seller, Property manager, or Apartment Investment and Management Company ("AIMCO") with respect to any Property (x) which terminate automatically upon transfer of such Property by the Seller of such Property, or (y) which the Seller of such Property, in such Seller's sole discretion, elects to terminate with respect to such Property effective as of the Closing Date; (ii) any property management contract for any Property; or (iii) any forward or similar long-term contracts to purchase electricity, natural gas, or other utilities, which contracts shall be "Utility Contracts" (as hereinafter defined) governed by the terms of Section 7.5.9 hereof, each of which are described on Exhibit "D-3" attached hereto.

6. CONDITIONS TO CLOSING.

6.1  Buyer's  Closing  Conditions.  The  obligation  of  Buyer to  complete  the transaction contemplated by this Agreement is subject to the following conditions precedent (and conditions concurrent, with respect to deliveries to be made by the parties at the Closing) (the "Buyer's Closing Conditions"), which conditions may be waived, or the time for satisfaction thereof extended, by Buyer only in a writing executed by Buyer:

6.1.1 Title. Title Company shall be prepared and irrevocably committed to issue to any entity taking title to a Property (each a "Buyer Party" and collectively, the "Buyer Parties") (with an effective date not earlier than the Closing Date), an extended coverage owner's policy of title insurance (or local equivalent) in favor of the applicable Buyer Party for the Real Property portion of each Property, in each case, (a) showing fee title vested in the applicable Buyer Party, (b) with liability coverage in an amount equal to the Base Purchase Price for such Property, (c) with those endorsements or amendments reasonably requested by the Buyer Parties, including without limitation, non-imputation endorsements) (provided that all such endorsements or amendments are available in the State in which such Property is located and are paid for by Buyer), (d) containing no exceptions other than the Permitted Exceptions applicable to such Property, (e) with the arbitration provision, and the creditors' rights exclusion deleted, and (f) otherwise in a form reasonably acceptable to the Buyer Parties (collectively, the "Owner's Title Policies").

6.1.2 Sellers' Due Performance. All of the representations and warranties of Sellers set forth in this Agreement shall be true, correct and complete in all material respects as of the Closing Date, and Sellers, on or prior to the Closing Date, shall have complied with and/or performed all of the obligations, covenants and agreements required on the part of Sellers to be complied with or performed pursuant to the terms of this Agreement.

6.1.3 Physical Condition of Properties. Subject to the terms of Section 11 hereof, the physical condition of the Properties shall be substantially the same on the Closing Date as on July 12, 2005 (the "Inspection Date"), except for reasonable wear and tear and any damages due to any act of Buyer or Buyer's representatives.

6.1.4 No Material Adverse Change. In Buyer's reasonable determination, there shall have been no material adverse change in or addition to the information or items reviewed and approved by Buyer prior to the Inspection Date.

6.1.5 Bankruptcy. No action or proceeding shall have been commenced by or against any Seller under the federal bankruptcy code or any state law for the relief of debtors or for the enforcement of the rights of creditors, and no attachment, execution, lien or levy shall have attached to or been issued with respect to any Seller's interest in its Property or any portion thereof.

6.1.6 Leases. At the Closing, each Seller shall assign all of its rights and remedies under the Leases applicable to its Property (including, without limitation, its right to any security deposits and prepaid rent) to Buyer, and Buyer shall assume the obligations of each Seller with respect thereto, pursuant to an assignment and assumption of leases and security deposits for each Property, each in the form of Exhibit "E" attached hereto (collectively, the "Assignments of Leases").

6.1.7 Bills of Sale and Assignment. At the Closing, each Seller shall transfer to Buyer (and Buyer shall assume each Seller's obligations, if any, with respect to) all of the Personal Property and the Intangible Property (other than the Leases) relating to such Seller's Property, in each case free of all liens and encumbrances (other than the Permitted Exceptions applicable to such Property), pursuant to a bill of sale, assignment and assumption for each Property, each in the form of Exhibit "F" attached hereto (collectively, the "Bills of Sale and Assignment").

6.1.8 Non-Foreign Affidavits. At the Closing, each Seller shall deliver to Buyer a non-foreign affidavit in the form of Exhibit "G" attached hereto executed by such Seller (collectively, the "Non-Foreign Affidavits").

6.1.9 Guaranty. At the Closing, Sellers shall cause AIMCO to execute and deliver to Buyer and each entity taking title to a Property a guaranty of Sellers' obligations hereunder in the form attached hereto as Exhibit "L" (the "Guaranty").

6.1.10 Deliveries. Sellers shall have delivered to Escrow Agent or Buyer, as the case may be, such documents or instruments as are required to be delivered by Sellers pursuant to the terms of this Agreement.

6.1.11 SH Amendment. At the Closing, the applicable parties shall enter into an amendment to the partnership agreement for SH Partners, L.P., in the form attached hereto as Exhibit "M" (the "SH Amendment").

6.2 Failure of Buyer's Closing Conditions. If any of Buyer's Closing Conditions have not been fulfilled within the applicable time periods, Buyer may:

6.2.1 waive the Buyer's Closing Condition and close Escrow in accordance with this Agreement, without adjustment or abatement of the Purchase Price; or

6.2.2 terminate this Agreement by written notice to Sellers and Escrow Agent, in which event all documents, instruments and funds delivered into Escrow shall be returned to the party that delivered the same into Escrow, Sellers shall pay for all of the cancellation charges of Title Company and Escrow Agent, if any, and to the extent that the failure of any applicable Buyer's Closing Condition is caused by any Seller's default hereunder, Buyer shall be entitled to pursue its rights and remedies pursuant to the terms of Section 12.2 hereof.

6.3 Sellers' Closing Conditions. The obligation of Sellers to complete the transaction contemplated by this Agreement is subject to the following conditions precedent (and conditions concurrent, with respect to deliveries to be made by the parties at the Closing) (the "Sellers' Closing Conditions"), which conditions may be waived, or the time for satisfaction thereof extended, by Sellers only in a writing executed by Sellers:

6.3.1 Buyer's Due Performance. All of the representations and warranties of Buyer set forth in this Agreement shall be true, correct and complete in all material respects as of the Closing Date, and Buyer, on or prior to the Closing Date, shall have complied with and/or performed all of the obligations, covenants and agreements required on the part of Buyer to be complied with or performed pursuant to the terms of this Agreement.

6.3.2 Bankruptcy. No action or proceeding shall have been commenced by or against Buyer under the federal bankruptcy code or any state law for the relief of debtors or for the enforcement of the rights of creditors.

6.3.3 Deliveries. Buyer shall have delivered to Escrow Agent or Sellers, as the case may be, such documents or instruments as are required to be delivered by Buyer pursuant to the terms of this Agreement.

6.3.4 SH Amendment. At the Closing, the applicable parties shall enter into the SH Amendment.

6.3.5 Limited Partner Approvals.

            ...... 6.3.5.1 General.  Subject to the terms of this Section 6.3.5, on or before the Closing Date, holders of a majority of the outstanding limited partnership interests (excluding interests held by AIMCO Properties, L.P. and its affiliates) of each "Public Partnership" (as hereinafter defined) shall have approved an amendment to the agreement of limited partnership of such Public Partnership which permits the sale of the Property(ies) owned or controlled by such Public Partnership (each a "Public Property" and, collectively, together with all of the Properties owned by all of the Public Partnerships, the "Public Properties") to Buyer under the terms hereof (collectively, the "Public Partnership Amendments"). As used herein, the term "Public Partnership" shall mean each of the following entities, individually (and the term "Public Partnerships" shall mean all of the following entities, collectively): (a) Shelter Properties I Limited Partnership (which is the sole limited partner of both (i) the Seller of the Property commonly known as Windsor Hills and the (ii) general partner of the Seller of the Property commonly known as Windsor Hills) ("Shelter"); (b) National Properties Investors 6 (which is the Seller of the Properties commonly known as Place Du Plantier and Fairway View I) ("NPI6"); and
(c) National Properties Investors 7 (which is the Seller of the Property commonly known as Fairway View II) ("NPI7").

            ......  6.3.5.2  Shelter and NPI6.  Notwithstanding  anything to the contrary contained herein (including,  without limitation,  the terms of Section
6.4 hereof), but subject to the terms of Section 6.3.5.3 hereof, in the event that the Public Partnership Amendment for either Shelter or NPI6 is not approved as described above, then: (a) the parties shall proceed to Closing on the Closing Date with respect to all of the Properties other than the Public Properties owned or controlled by such Public Partnership (as if the terms of this Agreement (including, without limitation, the terms of Section 2 hereof) to the extent related to such Public Properties (the "Excluded Terms") were not included in this Agreement); (b) Buyer shall have the right (but not the obligation) to cause the parties to proceed to Closing on the Closing Date (or such later date as is required by the applicable Seller in order to satisfy the obligations related to the partnership agreement for such Public Partnership in connection with such transfer, but no later than June 30, 2006) with respect to the Properties owned or controlled by such Public Partnership, provided that such transfer shall be done as a "Third Party Sale" (as hereinafter defined) with the remainder of the Excluded Terms otherwise applying thereto (but without any need for a Public Partnership Amendment related thereto); and (c) in the event that Buyer does not elect to cause the parties to proceed to Closing under the terms of clause (b) above, then (i) the applicable Seller shall elect (by delivering written notice of such election to Buyer and Escrow Agent) to either
(i) extend the Closing for the Properties owned or controlled by such Public Partnership until approval of the Public Partnership Amendment is obtained (but no later than June 30, 2006), in which case, at such extended Closing, the Excluded Terms shall apply, or (ii) terminate the portions of this Agreement constituting the Excluded Terms (which provisions shall thereafter be of no further force or effect, other than to the extent that such provisions expressly survive the termination of this Agreement).

            ......  6.3.5.3  NPI7.  Notwithstanding  anything  to  the  contrary contained herein (including, without limitation, the terms of Section 6.4 hereof), but subject to the terms of Section 6.3.5.2 hereof, in the event that the Public Partnership Amendment for NPI7 is not approved as described above, then: (a) the parties shall proceed to Closing on the Closing Date with respect to all of the Properties other than the Public Property owned by NPI7 (as if the terms of this Agreement (including, without limitation, the terms of Section 2 hereof) to the extent related to such Public Property (the "NPI7 Terms") were not included in this Agreement); and (b) the applicable Seller shall elect (by delivering written notice of such election to Buyer and Escrow Agent) to either
(i) extend the Closing for the Public Property owned by NPI7 until approval of the Public Partnership Amendment is obtained (or, if elected by Buyer in its sole and absolute discretion, until approval of a Public Partnership Amendment is obtained which permits a Third Party Sale of the Property owned by NPI7) (but, in any case, no later than June 30, 2006), in which case, at such extended Closing, the NPI7 Terms (as modified for a Third Party Sale if elected by Buyer hereunder) shall apply, or (ii) terminate the portions of this Agreement constituting the NPI7 Terms (which provisions shall thereafter be of no further force or effect, other than to the extent that such provisions expressly survive the termination of this Agreement).

            ......  6.3.5.4 As used  herein,  the term "Third  Party Sale" shall mean a transfer (a) in which the "Buyer" is California State Teachers' Retirement System (or a designee that is not an affiliate of the Sellers), and
(b) at the closing of which, such Buyer engages the "Manager" (as hereinafter defined), as the property manager for each Property being transferred in such Third Party Sale, pursuant to a Management Agreement that is substantially similar to the form of (and provides for the same management fee as) the "Property Management Agreements" (as hereinafter defined) being executed hereunder.

6.4  Failure of  Sellers'  Closing  Conditions.  Subject to the terms of Section
6.3.5 hereof, if any of the Sellers' Closing Conditions have not been fulfilled within the applicable time periods, Sellers may:

6.4.1 waive the Sellers' Closing Condition and close Escrow in accordance with this Agreement, without adjustment or abatement of the Purchase Price; or

6.4.2 terminate this Agreement by written notice to Buyer and Escrow Agent, in which event (a) all documents, instruments and funds delivered into Escrow shall be returned to the party that delivered the same into Escrow, (b) Buyer shall pay for all of the cancellation charges of Title Company and Escrow Agent, if any, and (c) to the extent that the failure of any applicable Sellers' Closing Condition is caused by a Buyer default hereunder, Sellers shall be entitled to pursue their rights and remedies pursuant to the terms of Section 12.1 hereof.

6.5 Loan Obligations. Buyer acknowledges that Buyer had the opportunity to assume each Loan Obligation or to cause prepayment of each Loan Obligation at the Closing (but in either event, Buyer would pay the Lender Fees and such Lender Fees would be deducted from the Purchase Price). Buyer has elected to cause all of the Loan Obligations to be prepaid. Therefore, on the Closing Date, a sufficient amount of the proceeds of the Purchase Price will be used to pay the outstanding principal balances of the Loan Obligations together with all interest accrued thereunder prior to the Closing Date, and Buyer shall pay all Lender Fees (subject to reduction from the Purchase Price in accordance with the terms of Section 2 hereof). Any existing reserves, impounds and other accounts maintained in connection with any Loan Obligation shall be released in immediately available funds to the applicable Seller unless credited by the lender thereof against the amount due under such Loan Obligation.

7. CLOSING.

7.1 Closing Date. Subject to the provisions of this Agreement, the Closing shall take place on the seventh (7th) Business Day after the later to occur of (a) the first (1st) date on which the lenders of all of the Loan Obligations permit prepayment and (b) the date on which Buyer receives the Survey Certifications, or on such other date as the parties hereto may agree; provided, however, that the Closing shall occur no later than the thirtieth (30th) day after the Execution Date. Notwithstanding the foregoing, and in addition to any other extension rights afforded to Sellers hereunder, Sellers shall have the right, exercisable at any time in their sole and absolute discretion upon six (6) Business Days' prior written notice to Buyer and Escrow Agent, to extend the Closing Date set forth in the first sentence of this Section 7.1 to the earliest Business Day in January 2006 on or before January 10, 2006 that is mutually acceptable to the parties (provided that any such Closing shall remain subject to the terms of Section 14.9 hereof). In the event that Sellers exercise such extension right, Sellers shall continue to manage and operate the Properties until the Closing, as extended, in accordance with their past practices. As used herein, the following terms shall have the following meanings: (i) the "Closing" shall mean the recordation of each Deed in the official records of the county in which the Property being conveyed by such Deed is located (the "Official
Records"); and (ii) the "Closing Date" shall mean the date upon which the Closing actually occurs.

7.2 Deliveries by Sellers. At least one (1) Business Day prior to the Closing Date, Sellers, at their sole cost and expense, shall deliver or cause to be delivered into Escrow the following documents and instruments, each dated as of the Closing Date, in addition to all other items and payments required by this Agreement to be delivered by Sellers at the Closing:

7.2.1 Deeds. The original executed and acknowledged Deeds conveying the Real Property to Buyer;

7.2.2 Non-Foreign Affidavits.  The original executed Non-Foreign Affidavits;

7.2.3 Assignments of Leases. Four (4) original executed counterparts of each Assignment of Leases;

7.2.4 Bills of Sale and Assignment. Four (4) original executed counterparts of each Bill of Sale and Assignment;

7.2.5 Guaranty.  The original executed Guaranty.

7.2.6 Proof of Authority. Such proof of Sellers' authority and authorization to enter into this Agreement and the transaction contemplated hereby, and such proof of the power and authority of the individual(s) executing or delivering any instruments, documents or certificates on behalf of Sellers to act for and bind Sellers as may be reasonably required by Title Company or Buyer;

7.2.7 Owner's Affidavit. One (1) original executed owner's affidavit for each Seller satisfactory to the Title Company; and

7.2.8 Other. Such other documents and instruments, signed and properly acknowledged by the applicable Seller, if appropriate, as may be reasonably required by Buyer, Title Company, Escrow Agent or otherwise in order to effectuate the provisions of this Agreement and the Closing of the transaction contemplated herein (including, without limitation, for any Property located in Indiana, a counterpart of the State required Sales Disclosure Form).

7.3 Deliveries by Buyer. Except as otherwise expressly set forth herein, at least one (1) Business Day prior to the Closing Date, Buyer, at its sole cost and expense, shall deliver or cause to be delivered into Escrow the following funds, documents and instruments, each dated as of the Closing Date, in addition to all other items and payments required by this Agreement to be delivered by Buyer at the Closing:

7.3.1 Purchase Price. On the Closing Date, cash in an amount equal to the sum of
(a) the Purchase Price, (b) all Lender Fees (subject to reduction from the Purchase Price in accordance with the terms of Section 2 hereof), (c) all of the Buyer's Closing Costs and (d) any other amounts necessary and sufficient to close the transaction contemplated herein;

7.3.2 Assignments of Leases. Four (4) executed originals of each Assignment of Leases executed by Buyer;

7.3.3 Bills of Sale and Assignment. Four (4) executed originals of each Bill of Sale and Assignment executed by Buyer;

7.3.4 Post-Closing Acknowledgement. For each Property located in the State of Indiana, four (4) executed originals of a post-closing acknowledgement in the form of Exhibit "K" attached hereto.

7.3.5 Proof of Authority. Such proof of Buyer's authority and authorization to enter into this Agreement and the transaction contemplated hereby, and such proof of the power and authority of the individual(s) executing or delivering any instruments, documents or certificates on behalf of Buyer to act for and bind Buyer as may be reasonably required by Title Company or Sellers; and

7.3.6 Other. Such other documents and instruments, signed and properly acknowledged by Buyer, if appropriate, as may reasonably be required by Sellers, Title Company, Escrow Agent or otherwise in order to effectuate the provisions of this Agreement and the Closing of the transaction contemplated herein (including, without limitation, for any Property located in Indiana, a counterpart of the State required Sales Disclosure Form).

7.4 Actions by Escrow Agent. Provided that Escrow Agent shall not have received written notice from Buyer or any Seller of the failure of any condition to the Closing or of the termination of the Escrow and this Agreement, when Buyer and Sellers have deposited into Escrow the documents and funds required by this Agreement and Title Company is irrevocably and unconditionally committed to issue the Owner's Title Policies in accordance with the terms hereof, Escrow Agent shall, in the order and manner herein below indicated, take the following actions:

7.4.1 Recording. Cause the Deeds and any other documents which the parties hereto may mutually direct to be recorded in the applicable Official Records and obtain conformed copies thereof for distribution to Buyer and Sellers;

7.4.2 Funds.  Disburse all funds as follows:

7.4.2.1 pursuant to each "Closing Statement" (as hereinafter defined), retain for Escrow Agent's own account all escrow fees and costs, disburse to Title Company the fees and expenses incurred in connection with the issuance of the Owner's Title Policies and disburse to any other persons or entities entitled thereto the amount of any other Closing Costs;

7.4.2.2 disburse to Sellers an amount equal to the Purchase Price, less or plus the net debit or credit to Sellers by reason of the prorations and allocations of Closing Costs provided for herein; and

7.4.2.3 disburse to the party who deposited the same any remaining funds in the possession of Escrow Agent after payments pursuant to Sections 7.4.2.1 and
7.4.2.2 above have been completed.

7.4.3 Delivery of Documents. Deliver: (a) to Sellers (i) two originals of all documents deposited into Escrow (other than the Deeds the Non-Foreign Affidavits and the Guaranty), (ii) one copy of the Guaranty, (iii) one copy of each Non-Foreign Affidavit, and (iv) one conformed copy of each document recorded pursuant to the terms hereof; and (b) to Buyer, (i) two originals of all documents deposited into Escrow (other than the Deeds, the Non-Foreign Affidavits and the Guaranty), (ii) the original Guaranty, (iii) the original Non-Foreign Affidavits, and (iv) one conformed copy of each document recorded pursuant to the terms hereof.

7.4.4 Owner's Title Policies. Cause Title Company to issue to Buyer the Owner's Title Policies.

7.4.5 Reporting Requirements. The Escrow Agent shall comply with all applicable federal, state and local reporting and withholding requirements relating to the close of the transactions contemplated herein. Without limiting the generality of the foregoing, to the extent the transactions contemplated by this Agreement involve a real estate transaction within the purview of Section 6045 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), the Escrow Agent shall have sole responsibility to comply with the requirements of
Section 6045 of the Internal Revenue Code (and any similar requirements imposed by state or local law). For purposes hereof, Sellers' tax identification numbers shall be set forth on the Non-Foreign Affidavits. Escrow Agent shall defend, indemnify and hold Buyer, Sellers and their counsel free and harmless from and against any and all liability, claims, demands, damages and costs, including reasonable attorney's fees and other litigation expenses, arising or resulting from the failure or refusal of the Escrow Agent to comply with such reporting requirements.

7.5 Prorations. The prorations set forth in this Section 7.5 shall be on a Property-by-Property basis and not among, or between, Properties.

7.5.1 General. With respect to each Property, all normal and customarily proratable items, including, without limitation, collected rents, operating expenses, personal property taxes, other operating expenses and fees, shall be prorated as of the Closing Date, the applicable Seller being charged or credited, as appropriate, for all of the same attributable to the period up to the Closing Date (and credited for any amounts paid by the applicable Seller attributable to the period on or after the Closing Date, if assumed by Buyer) and Buyer being responsible for, and credited or charged, as the case may be, for all of the same attributable to the period on and after the Closing Date. Each Seller shall prepare a proration schedule for review and approval by Buyer (each, a "Proration Schedule") of the adjustments described in this Section 7.5 prior to the Closing. Such adjustments shall be paid by Buyer to the applicable Seller (if the prorations result in a net credit to such Seller) or by such Seller to Buyer (if the prorations result in a net credit to Buyer for such Property), by increasing or reducing the cash to be paid by Buyer at the Closing for such Property.

7.5.2 Operating Expenses. With respect to each Property, all of the operating, maintenance, taxes (other than real estate taxes, such as rental taxes), and other expenses incurred in operating such Property that such Seller customarily pays, and any other costs incurred in the ordinary course of business for the management and operation of such Property, shall be prorated on an accrual basis. Each Seller shall pay all such expenses that accrue prior to the Closing Date and Buyer shall pay all such expenses that accrue from and after the Closing Date.

7.5.3 Utilities. With respect to each Property, the final readings and final billings for utilities will be made if possible as of the Closing Date, in which case each Seller shall pay all such bills as of the Closing Date and no proration shall be made at the Closing with respect to utility bills. Otherwise, a proration shall be made based upon the parties' reasonable good faith estimate and a readjustment made within 30 days after the Closing, if necessary. Each Seller shall be entitled to the return of any deposit(s) posted by it with any utility company, and such Seller shall notify each utility company serving its Property to terminate its account, effective as of noon on the Closing Date.

7.5.4 Real Estate Taxes. All real estate ad valorem, personal property or similar taxes for a Property for years prior to the year in which the Closing occurs (regardless of the year in which such taxes are due and payable) and all penalties and interest thereon shall be paid at Closing by the applicable Seller from the cash portion of the Purchase Price. Any real estate ad valorem, personal property or similar taxes for a Property, or any installment of assessments payable in installments which installment is payable in the calendar year of the Closing, shall be prorated to the date of the Closing, based upon actual days involved. By way of illustration, and not limitation, for Properties located in Indiana, if the Closing were to occur in November 2005, the 2004 calendar year real estate and personal property taxes payable in 2005 would be paid in full, with the 2005 calendar year real estate and personal property taxes payable in 2006 being prorated to the Closing Date. The proration of real property taxes or installments of assessments shall be based upon the assessed valuation and tax rate figures (assuming payment at the earliest time to allow for the maximum possible discount) for the year in which the Closing occurs to the extent the same are available; provided, however, that in the event that actual figures (whether for the assessed value of such Property or for the tax rate) for the year of the Closing are not available at the Closing Date, the proration shall be made using the most recent ascertainable assessed values and tax rates, which proration shall be adjusted by Buyer and any applicable Sellers on or before the first (1st) anniversary of the Closing Date outside of Escrow when the actual assessed values and tax rates are ascertained. The proration of real property taxes or installments of assessments shall be final and not subject to re-adjustment after the first (1st) anniversary of the Closing Date; provided, however, that with respect to any Property for which the parties hereto have not received a final tax bill within eleven (11) months after the Closing Date, such deadline shall be extended until the thirtieth (30th) day after the date of receipt of such tax bill.

7.5.4.1 Buyer acknowledges that Sellers have filed or caused to be filed the appeals identified on the Seller Information Schedule (collectively, the "Appeals" and each, individually, an "Appeal") with respect to real estate ad valorem or other similar property taxes applicable to the corresponding Properties (collectively, the "Property Taxes"). If any such Appeals relate to any Tax Year (as hereinafter defined) prior to the Tax Year in which the Closing occurs, the Seller that filed such Appeals or caused such Appeals to be filed shall be entitled, in such Seller's sole and absolute discretion, to continue to pursue such Appeals after the Closing Date, and, in the event that such Appeals are successful in reducing the amount of Property Taxes payable with respect to any such prior Tax Year, such Seller shall be entitled to the full amount of any rebate, refund or reduction (collectively, a "Refund") resulting from such Appeals (and if such Refund is received by Buyer, then Buyer shall not deposit such Refund but shall, instead, forward such Refund directly to such Seller) less any amount owing to any Tenant, if any, that has paid a portion of such tax. Sellers shall not be obligated to continue to pursue any Appeals with respect to the Properties, including, without limitation, any Appeals that relates to a Tax Year during or after the Tax Year in which Closing occurs.

7.5.4.2 If such Appeals relate to the Tax Year in which the Closing occurs, then, prior to the Closing, the Seller that filed such Appeals or caused such Appeals to be filed shall notify Buyer whether such Seller desires to continue to process such Appeals from and after the Closing Date. If such Seller fails to notify Buyer of its election to continue such Appeals, such Seller will be deemed to have elected not to continue such Appeals from and after the Closing Date and the provisions of Section 7.5.4.2(ii) below shall apply.

(i) If any Seller elects to continue any Appeal filed by or on behalf of such Seller, then, from and after the Closing Date, such Seller agrees that it will continue, at such Seller's sole cost and expense, to reasonably process such Appeal to conclusion with the applicable taxing authority (including any further appeals which such Seller deems reasonable to pursue). In the event that such Appeal is successful in reducing the amount of Property Taxes payable with respect to the Tax Year in which Closing occurs, then Buyer and the Seller that filed such Appeal or caused such Appeal to be filed shall share any Refund applicable to such Appeal on a pro rata basis (in accordance with the number of days in the Tax Year of Closing that each held title to the applicable Property) after first reimbursing such Seller for its actual, reasonable and documented third-party costs and expenses (collectively, the "Third-Party Costs") incurred in connection with such Appeal. If Third-Party Costs equal or exceed the amount of the Refund applicable to such Appeal, then such Seller shall be entitled to the full amount of such Refund (and if such Refund is received by Buyer, then Buyer shall not deposit such Refund but shall, instead, forward such Refund directly to such Seller).

(ii) If any Seller does not elect to continue any Appeal filed by or on behalf of such Seller, then, from and after the Closing Date, Buyer may continue, in Buyer's sole and absolute discretion and at Buyer's sole cost and expense, to process such Appeal to conclusion with the applicable taxing authority (including any further appeals which Buyer deems reasonable to pursue). In the event that such Appeal is successful in reducing the amount of Property Taxes payable with respect to the Tax Year in which Closing occurs, then Buyer and the Seller that filed such Appeal or caused such Appeal to be filed shall share any Refund applicable to such Appeal on a pro rata basis (in accordance with the number of days in the Tax Year of Closing that each held title to the Property) after first reimbursing each of Buyer and such Seller for their respective Third-Party Costs incurred in connection with such Appeal. If Third-Party Costs equal or exceed the amount of the Refund applicable to such Appeal, then such Refund shall be applied to such Third-Party Costs on a pro rata basis, with each of Buyer and such Seller receiving a portion of such Refund equal to the product of (i) a fraction, the numerator of which is the respective party's Third-Party Costs, and the denominator of which is the total of both parties' Third-Party Costs, and (ii) the amount of such Refund.

For purposes of this Section 7.5.4, the term "Tax Year" shall mean each 12-month period for which the applicable taxing authority assesses Property Taxes, which may or may not be a calendar year.

7.5.5 Assumed Service Contracts. Buyer shall assume at the Closing the obligations under the Assumed Service Contracts; provided, however, that operating expenses shall be prorated under Section 7.5.2 hereof.

7.5.6 Leases.

7.5.6.1 With respect to each Property, all collected rent (whether fixed monthly rentals, additional rentals, escalation rentals, retroactive rentals, operating cost pass-throughs or other sums and charges payable by Tenants under the Leases), income and expenses from any portion of a Property shall be prorated as of the Closing Date (prorated for any partial month). Buyer shall receive all collected rent and income attributable to dates from and after the Closing Date. Each Seller shall receive all collected rent and income attributable to dates prior to the Closing Date. Notwithstanding the foregoing, no prorations shall be made in relation to either (a) non-delinquent rents which have not been collected as of the Closing Date, or (b) delinquent rents existing, if any, as of the Closing Date (the foregoing (a) and (b) referred to herein as the "Uncollected Rents"). In adjusting for Uncollected Rents, no adjustments shall be made in a Seller's favor for rents which have accrued and are unpaid as of the Closing, but Buyer shall pay to such Seller such accrued Uncollected Rents as and when collected by Buyer (after first deducting therefrom amounts necessary to satisfy rental obligations owed to Buyer under the applicable Lease and Buyer's reasonable costs of collection). Buyer agrees to bill Tenants of the Properties for all Uncollected Rents and to take reasonable actions (without suit) to collect Uncollected Rents. After the Closing, each Seller shall continue to have the right, but not the obligation, in its own name, to demand payment of and to collect Uncollected Rents owed to such Seller by any Tenant so long as such Tenant has vacated the Property, which right shall include, without limitation, the right to continue or commence legal actions or proceedings against any such Tenant and the delivery of the Assignments of Leases shall not constitute a waiver by any Seller of such right. Such Uncollected Rent shall not be prorated, but when paid to Buyer shall be delivered by Buyer to such Seller, less the costs and expenses incurred by Buyer in collecting the same (provided that all current rental obligations owed to Buyer have then been paid with respect to such Leases). For a period of one (1) year after the Closing Date, Buyer agrees to cooperate with each Seller in connection with all efforts by such Seller to collect such Uncollected Rents and to take all steps as may be necessary to carry out the intention of the foregoing, including, without limitation, the delivery to each Seller, within seven (7) days after a written request, of any relevant books and records (including, without limitation, rent statements, receipted bills and copies of tenant checks used in payment of such rent), the execution of any and all consents or other documents, and the undertaking of any act reasonably necessary for the collection of such Uncollected Rents by such Seller; provided, however, that Buyer's obligation to cooperate with each Seller pursuant to this sentence shall not obligate Buyer to terminate any Tenant Lease with an existing Tenant or evict any existing Tenant from a Property (and shall not result in any cost to Buyer to the extent not attributable to rents allocable to the period from and after the Closing).

7.5.6.2 At the Closing, with respect to each Property, Buyer shall receive a credit against the applicable portion of the Purchase Price in an amount equal to the received and unapplied balance of all cash (or cash equivalent) Tenant deposits, including, but not limited to, security, damage or other refundable deposits required to be paid by any of the Tenants to secure their respective obligations under the Leases, together, in all cases, with any interest payable to the Tenants thereunder as may be required by their respective Tenant Lease or state law (the "Tenant Security Deposit Balance"). Any cash (or cash equivalents) held by a Seller which constitutes the Tenant Security Deposit Balance shall be retained by the applicable Seller in exchange for the foregoing credit against the applicable portion of the Purchase Price and shall not be transferred by such Seller pursuant to this Agreement (or any of the documents delivered at Closing), but the obligation with respect to the Tenant Security Deposit Balance nonetheless shall be assumed by Buyer. The Tenant Security Deposit Balance shall not include any non-refundable deposits or fees paid by Tenants to any Seller, either pursuant to the Leases or otherwise.

7.5.6.3 With respect to operating expenses, taxes, utility charges, other operating cost pass-throughs, retroactive rental escalations, sums or charges payable by Tenants under the Leases for a Property, to the extent that the applicable Seller has received as of the Closing payments allocable to periods subsequent to the Closing, the same shall be properly prorated with an adjustment in favor of Buyer, and Buyer shall receive a credit therefor at Closing for such Property. With respect to any payments received by Buyer after the Closing allocable to a Seller prior to Closing, Buyer shall promptly pay the same to the applicable Seller.

7.5.7 Insurance. No proration shall be made in relation to insurance premiums and insurance policies will not be assigned to Buyer.

7.5.8 Employees. All of each Seller's and each Seller's manager's on-site employees shall have their employment at the applicable Property terminated as of the Closing Date.

7.5.9 Utility Contracts. If any Seller has entered into an agreement for the purchase of electricity, gas or other utility service for its Property or a group of properties (including such Property) (a "Utility Contract"), or an affiliate of such Seller has entered into a Utility Contract, such Utility Contract shall be identified on the Seller Information Schedule and, as set forth on the Seller Information Schedule, either (a) Buyer shall assume the Utility Contract with respect to such Property, or (b) the reasonably calculated costs of the Utility Contract attributable to such Property from and after the Closing shall be paid to the applicable Seller at the Closing and such Seller shall remain responsible for payments under the Utility Contract.

7.5.10 Leasing Commissions. Leasing commissions and locator's and finder's fees relating to Leases and including commissions and locator's and finder's fees payable with respect to renewals or extensions (if applicable) shall be paid by Sellers with respect to the period prior to Closing and by Buyer with respect to the period from and after Closing; provided, however, that Sellers shall terminate as of the Closing Date any such agreements as Buyer requests.

7.5.11 Post Closing Adjustments. In general, and except as provided in this Agreement or the Closing documents, each Seller shall be entitled to all income, and shall pay all expenses, relating to the operation of its Property for the period prior to the Closing Date and Buyer shall be entitled to all income, and shall pay all expenses, relating to the operation of such Property for the period commencing on and after the Closing Date. Buyer or a Seller may request that Buyer and such Seller undertake to re-adjust any item on the Proration Schedule (or any item omitted therefrom) in accordance with the provisions of this Section 7.5; provided, however, that except as set forth in Section
7.5.4.1, no party shall have any obligation to re-adjust any items for any Property after the first (1st) anniversary of the Closing Date.

7.5.12 Closing Statement. At least six (6) Business Days prior to the Closing Date, Escrow Agent shall deliver to each of the parties for their review and approval a preliminary closing statement (each, a "Preliminary Closing Statement") for each Property setting forth: (a) the proration amounts allocable to each of the applicable parties pursuant to this Section 7.5 (as set forth in the applicable agreed upon Proration Schedule); and (b) the Closing Costs allocable to each of the applicable parties pursuant to Section 7.6 hereof. Based on each of the party's comments, if any, regarding each Preliminary Closing Statement, Escrow Agent shall revise each Preliminary Closing Statement and deliver a final, signed version of a closing statement for each Property to each of the applicable parties at the Closing (each, a "Closing Statement").

7.5.13 Survival. The provisions of this Section 7.5 shall survive the Closing and delivery of the Deeds to Buyer.

7.6 Closing Costs. With respect to each Property, each party shall pay its own costs and expenses arising in connection with the Closing (including, without limitation, its own attorneys' and advisors' fees, charges and disbursements), except the following costs (the "Closing Costs"), which shall be allocated between the parties with respect to each Property as follows:

7.6.1 all documentary transfer, stamp, sales and other taxes related to the transfer of a Property, which shall be paid (a) by the Buyer for each Property located in Louisiana, and (b) by the applicable Seller for each Property located in North Carolina, Indiana or Texas (provided that with respect to any Property located in Virginia, all grantor's tax and any state and/or local recordation tax shall be paid half by the applicable Seller and half by the Buyer);

7.6.2 Escrow Agent's  escrow fees and costs for a Property,  which shall be paid
(a) by the applicable Seller for each Property located in North Carolina or Texas, and (b) half by the applicable Seller and half by the Buyer for each Property located in Virginia, Louisiana or Indiana;

7.6.3 the cost of a Survey and its Survey Certification, which shall be paid (a) by the Buyer for each Property located in Louisiana or Virginia, and (b) by the applicable Seller for each Property located in North Carolina, Indiana or Texas;

7.6.4 the cost of the Owner's Title Policy for a Property (and all permitted endorsements and amendments thereto), which shall be paid (a) by the Buyer for each Property located in Louisiana, North Carolina or Virginia, and (b) by the applicable Seller for each Property located in Indiana and Texas (provided that all endorsements and amendments to any Owner's Title Policy for any Property located in Indiana or Texas shall be paid by the Buyer unless, in the case of any Property located in Indiana, the endorsement is issued as part of Sellers' Response, in which case such endorsement shall be paid by the applicable Seller);

7.6.5 all recording fees for a Property, which shall be paid by the Buyer of such Property; and

7.6.6 all Lender Fees (subject to reduction from the Purchase Price in accordance with the terms of Section 2 hereof), which shall be paid by Buyer.

7.7 Deliveries Outside of Escrow. Each Seller shall deliver possession of the Property owned by such Seller, subject only to the applicable Leases and the other applicable Permitted Exceptions, to Buyer by leaving such items at its Property upon the Closing. Further, each Seller hereby covenants and agrees to deliver to Buyer (and, to the extent stated below, Buyer hereby covenants and agrees to deliver to Seller), on or prior to the Closing, the following items relating to the Property owned by such Seller:

7.7.1 Intangible Property. The applicable Intangible Property, including, without limitation, the applicable original Property Documents;

7.7.2 Personal Property. The applicable Personal Property, including, without limitation, any and all keys, pass cards, remote controls, security codes, unlicensed computer software and other devices relating to access to the applicable Improvements; and

7.7.3 Notices.

7.7.3.1 Notice to Tenants. A letter for each Property (and for each Property located in the State of Texas in the form attached hereto as Exhibit "J"), duly executed by the Seller of such Property (and the Buyer for Properties located in the State of Indiana and the State of Texas), dated as of the Closing Date and addressed to all Tenants of such Property, informing such Tenants of the transfer of such Property and the assignment of their Leases to (and assumption of their Leases by) Buyer, together with an instruction to pay all amounts due or to become due under such Leases to Buyer; and

7.7.3.2 Assumed Service Contracts Notice. A letter for each Property to all of the vendors of the Assumed Service Contracts for such Property, duly executed by the Seller of such Property, dated as of the Closing Date and addressed to the Assumed Service Contract vendors of such Property, informing such vendors of the assignment of their Assumed Service Contracts to Buyer.

7.8 Access to Records. Notwithstanding anything to the contrary contained herein, Buyer agrees, for a period of not less than three (3) years after the Closing (the "Records Hold Period"), to (a) provide and allow Sellers reasonable access to Sellers' Property-Related Files and Records for purposes of inspection and copying thereof, and (b) reasonably maintain and preserve Sellers'
Property-Related Files and Records. If at any time after the Records Hold Period, Buyer desires to dispose of any Sellers' Property-Related Files and Records, Buyer must first provide Sellers prior written notice (the "Records Disposal Notice"). Sellers shall have a period of 30 days after receipt of the Records Disposal Notice to enter the applicable Property (or such other location where such records are then stored) and remove or copy those of Sellers' Property-Related Files and Records that Sellers desire to retain. Buyer agrees to (i) include the covenants of this Section 7.8 pertaining to Sellers' Property-Related Files and Records in any management contract for any Property (and to bind the manager thereunder to such covenants), and (ii) bind any future purchaser of any Property to the covenants of this Section 7.8 pertaining to Sellers' Property-Related Files and Records. The provisions of this Section 7.8 shall survive the Closing and delivery of the Deeds to Buyer.

8. SELLERS' REPRESENTATIONS AND WARRANTIES. Each Seller represents and warrants to and agrees with Buyer, as of the Execution Date and as of the Closing Date, as follows:

8.1 Due Organization. Such Seller is duly organized and existing in good standing under the laws of the State of its formation.

8.2 Sellers' Authority; Validity of Agreements. Subject to (a) any consent that may be required from any party in connection with the payoff of the Loan Obligations as described in Section 6.5 hereof and (b) in the case of each Seller which owns or controls a Public Property, the effectuation of the Public Partnership Amendments related thereto, such Seller has full right, power and authority to sell its Property to Buyer as provided in this Agreement and to carry out its obligations hereunder. The individual(s) executing this Agreement and the instruments referenced herein on behalf of such Seller have the legal power, right and actual authority to bind such Seller to the terms hereof and thereof. Subject to the effectuation of any applicable Public Partnership Amendments, this Agreement is, and all other instruments, documents and agreements to be executed and delivered by such Seller in connection with this Agreement shall be, duly authorized, executed and delivered by such Seller and shall be valid, binding and enforceable obligations of such Seller (except as enforcement may be limited by bankruptcy, insolvency or similar laws) and do not, and as of the Closing Date will not, violate any provisions of any agreement or judicial order to which such Seller is a party or to which such Seller or its Property is subject.

8.3 Leases. Subject to the terms of Section 10.2 hereof, the portion of the schedule attached hereto as Exhibit "H" that relates to such Seller's Property is in all material respects a true, correct and complete list of all of the Leases in effect as of September 8, 2005 at such Property. Such Seller will provide an updated rent roll at the Closing to be attached as Exhibit A to its Assignment of Leases; and such Seller hereby represents and warrants to and agrees with Buyer, as of the Closing Date, that such updated rent roll is (or will be) in all material respects a true, correct and complete list of all of the Leases in effect as of the Closing Date at such Seller's Property. Other than such Leases (together with all amendments, modifications and guarantees thereof), such Seller has not directly entered into any leases or subleases of its Property. To such "Seller's Knowledge" (as hereinafter defined), there exists no default or event which, with the giving of notice or passage of time, or both, would constitute a default by such Seller or any of the Tenants of such Seller's Property.

8.4 Contracts. Subject to the terms of Section 10.2 hereof, except as set forth on the schedule attached hereto as Exhibit "D-2", neither such Seller nor any of its agents has executed any service, maintenance, repair, management, supply or other contracts (including, without limitation, any Service Contracts) affecting such Seller's Property which would be binding on Buyer subsequent to the Closing. Any existing property management agreement affecting such Seller's Property will be terminated by such Seller at Closing at such Seller's sole cost and expense. To such Seller's Knowledge, (a) such Seller is not in default under any Service Contract affecting its Property, and (b) there exists no default or event which, with the giving of notice or passage of time, or both, would constitute a default by any of the other parties to the Service Contracts affecting its Property.

8.5 Violations of Laws. Such Seller has not received any written notices of any material violations of any laws, ordinances, orders or requirements of any governmental authority, agency or officer having jurisdiction against or affecting such Seller's Property, which have not previously been complied with.

8.6 Litigation. To such Seller's Knowledge, (a) there are no actions, investigations, suits or proceedings (other than tax appeals or protests) pending or threatened that have a material adverse effect on such Seller's Property, or the ownership or operation thereof, and (b) there are no judgments, orders, awards or decrees currently in effect against such Seller with respect to the ownership or operation of its Property which have not been fully discharged prior to the Execution Date.

8.7 Zoning and Condemnation. To such Seller's Knowledge, there are no pending proceedings to alter or restrict the zoning or other use restrictions applicable to such Seller's Property, or to condemn all or any portion of such Seller's Property by eminent domain proceedings or otherwise.

8.8 Environmental. To such Seller's Knowledge, except as may be disclosed in the reports identified on Exhibit "I" attached hereto that relate to such Seller's Property, such Seller has no information regarding the presence of any of the following substances at its Property: chemicals, pollutants, contaminants, wastes, toxic substances or petroleum products defined in, governed under or regulated pursuant to any applicable federal, state or local laws or regulations relating to pollution, the protection of human health or the environment.

8.9   Employees.  Such Seller has no employees at its Property.

8.10 Personal Property. Such Seller owns all of its Personal Property, free and clear of any liens or encumbrances.

8.11 Property Documents. All books, records and other information prepared by such Seller or its property manager and provided to or made available to Buyer by such Seller were prepared by or for such Seller in the ordinary course of its business and are the same books, records and other information used and relied upon by such Seller in its operation of its Property. All of such Seller's books, files and records related to its Property (other than proprietary information) were delivered to or made available to Buyer for review.

8.12 Seller's Knowledge. As used herein, the term "Seller's Knowledge" or "such Seller's Knowledge" shall mean the actual knowledge, without any investigation or inquiry, of Lee Ryder and Tracey Logan.

8.13 Survival. All of the representations, warranties and agreements of each Seller set forth in this Agreement shall be true upon the Execution Date, shall be deemed to be repeated at and as of the Closing Date (subject to the provisions of Section 10.2 hereof) and shall survive the delivery of the Deeds and the Closing for a period of twelve (12) months ("Survival Period"), except in the case of fraud or willful misrepresentation, in which case such representations and warranties shall survive independent of this limitation; provided, however, that for matters as to which Buyer has given Sellers written notice within the Survival Period, the representation and warranties of Sellers that are related to the matters in such written notice shall survive until all liabilities arising out of the matters described in such written notice have been satisfied. Each Seller shall be liable only for the breach of its own representations and warranties set forth herein. Further, the liability for each Seller for breach of its representations and warranties set forth herein shall be limited to, and capped at, $500,000.00 for such Seller's Property for which a breach of such Seller's representations and warranties occurred, on a Property-by-Property basis if a Seller is selling more than one Property. Such cap on liability shall apply for any individual breach or in the aggregate for all breaches of such Seller's representations and warranties with respect to each such Property.

9. BUYER'S REPRESENTATIONS AND WARRANTIES.

            Buyer represents and warrants to Sellers, as of the Execution Date and as of the Closing Date, as follows:

9.1 Due Organization. Buyer is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.

9.2 Buyer's Authority; Validity of Agreements. Subject to any consent that may be required from any party in connection with the payoff of the Loan Obligations as described in Section 6.5 hereof, Buyer has full right, power and authority to purchase and acquire the Properties from each Seller as provided in this Agreement and to carry out its obligations hereunder. The individual(s) executing this Agreement and the instruments referenced herein on behalf of Buyer have the legal power, right and actual authority to bind Buyer to the terms hereof and thereof. This Agreement is, and all instruments, documents and agreements to be executed and delivered by Buyer in connection with this Agreement shall be, duly authorized, executed and delivered by Buyer and shall be valid, binding and enforceable obligations of Buyer (except as enforcement may be limited by bankruptcy, insolvency or similar laws) and do not, and as of the Closing Date will not, violate any provision of any agreement or judicial order to which Buyer is a party or to which Buyer is subject.

9.3 Prohibited Person. Buyer is not a "Prohibited Person" (as hereinafter defined. To Buyer's knowledge, none of its investors, affiliates, brokers or other agents (if any), acting or benefiting in any capacity in connection with this Agreement is a Prohibited Person. The funds or other assets Buyer will transfer to Sellers under to this Agreement are not the property of, and are not beneficially owned, directly or indirectly by, a Prohibited Person. The funds or other assets Buyer will transfer to Sellers under this Agreement are not the proceeds of specified unlawful activity as defined by 18 U.S.C. ss. 1956(c)(7). As used herein, the term "Prohibited Person" shall mean any of the following:
(a) a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001) (the "Executive Order"); (b) a person or entity owned or controlled by, or acting for or on behalf of any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (c) a person or entity that is named as a "specially designated national" or "blocked person" on the most current list published by the U.S. Treasury Department's Office of Foreign Assets Control ("OFAC") at its official website, http://www.treas.gov/offices/enforcement/ofac; (d) a person or entity that is otherwise the target of any economic sanctions program currently administered by OFAC; or (e) a person or entity that is affiliated with any person or entity identified in clause (a), (b), (c) and/or (d) above.

9.4 Survival. All of the representations, warranties and agreements of Buyer set forth in this Agreement shall be true upon the Execution Date, shall be deemed to be repeated at and as of the Closing Date (except as otherwise set forth in writing to Sellers) and shall survive the delivery of the Deeds and the Closing for the Survival Period, except in the case of fraud or willful misrepresentation, in which case such representations and warranties shall survive independent of this limitation; provided, however, that for matters as to which any Seller has given Buyer written notice within the Survival Period, the representation and warranties of Buyer that are related to the matters in such written notice shall survive until all liabilities arising out of the matters described in such written notice have been satisfied.

10. ADDITIONAL COVENANTS AND AGREEMENTS.

10.1 As-Is. THE PARTIES HEREBY ACKNOWLEDGE AND AGREE AS FOLLOWS: (A) BUYER IS A SOPHISTICATED PURCHASER WHO IS FAMILIAR WITH THESE TYPES OF PROPERTIES; (B) EXCEPT AS MAY BE SPECIFICALLY SET FORTH IN THIS AGREEMENT, NEITHER ANY SELLER NOR ANY OF ITS AGENTS, REPRESENTATIVES, BROKERS, OFFICERS, DIRECTORS, SHAREHOLDERS, OR EMPLOYEES HAS MADE OR WILL MAKE ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, WITH RESPECT TO ITS PROPERTY; (C) THE PROPERTIES ARE BEING SOLD TO BUYER IN THEIR PRESENT "AS IS, WHERE IS" CONDITION "WITH ALL FAULTS;" AND (D) NO SELLER HAS MADE (AND BUYER EXPRESSLY WAIVES) ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO ANY PROPERTY. SUBJECT TO THE TERMS HEREOF, BUYER WILL BE AFFORDED THE OPPORTUNITY TO MAKE ANY AND ALL INSPECTIONS OF THE PROPERTIES AND SUCH RELATED MATTERS AS BUYER MAY REASONABLY DESIRE AND, ACCORDINGLY, BUYER WILL RELY SOLELY ON ITS OWN DUE DILIGENCE AND INVESTIGATIONS IN PURCHASING THE PROPERTIES.

10.2 Changes in Conditions. If, prior to the Closing, any Seller becomes aware that any representation or warranty of such Seller set forth in this Agreement which was true and correct on the Execution Date has become incorrect due to changes in conditions outside of the control of such Seller or the discovery by such Seller of information of which such Seller was unaware on the Execution Date, the same shall not constitute a breach by such Seller of any of its representations or warranties set forth herein or be deemed to be a default by such Seller in its obligations under this Agreement, but such Seller shall promptly notify Buyer thereof and the representations and warranties set forth herein which are to be remade and reaffirmed by such Seller at the Closing shall be supplemented by such new information. Buyer may, in its sole discretion, elect within five (5) Business Days following receipt of any notification from any Seller pursuant to this Section 10.2 of any material change in any of such Seller's representations and warranties, to either (a) terminate this Agreement (in which case Sellers shall pay any cancellation charges of Escrow Agent and Title Company, if any, and no party shall thereafter have any rights or obligations to any other hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement), or (b) proceed to a timely Closing whereupon such modified representations shall be deemed acceptable to Buyer. In the event that Buyer fails to make such election on a timely basis, then Buyer shall be deemed to have elected to terminate this Agreement, in which case the provisions of clause (a) above shall apply.

10.3 Exclusive Negotiations. Each Seller shall (a) remove its Property from the market, and (b) cease and refrain from any and all negotiations with any other prospective optionees or purchasers of its Property.

10.4 Property Management. Any existing property management agreement affecting any Property shall be terminated at Closing at Sellers' sole cost and expense. Notwithstanding anything to the contrary contained in the partnership agreement for SH Partners, L.P. ("Buyer's Partnership Agreement"), at the Closing, Buyer shall enter into one or more new property management agreements with NHPMN Management, LLC, a Delaware limited liability company or its affiliate (the "Manager"), as property manager for the Properties, each in the form of Exhibit J attached to Buyer's Partnership Agreement (the "Property Management Agreements"); provided, however, that the Property Management Agreements shall include a management fee of 3.65% and shall include any provisions necessary under local law for the jurisdiction in which each Property is located. Buyer hereby acknowledges and agrees that each of its partners have consented (or hereby consent) to the terms of this Section 10.4.

11. RISK OF LOSS AND ONGOING OPERATIONS.

11.1 Condemnation. If, prior to the Closing, all or any "Material Portion" (as hereinafter defined) of any Property is taken by condemnation or eminent domain (or is the subject of a pending or contemplated taking which has not been consummated), the Seller of such Property shall immediately notify Buyer of such fact. In such event, Buyer shall have the option to terminate this Agreement upon written notice to Sellers given not later than thirty (30) days after receipt of such notice from such Seller. Upon such termination, the parties shall equally share the cancellation charges of Escrow Agent and Title Company, if any, and no party shall have any further rights or obligations hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement. Buyer shall have no right to terminate this Agreement as a result of any taking of any portion of any Property that is not a Material Portion. If Buyer does not elect or has no right to terminate this Agreement, (a) the applicable Seller shall assign and turn over to Buyer, and Buyer shall be entitled to receive and keep, all awards that have been or that may thereafter be made for the taking by condemnation and any insurance proceeds that may thereafter be made for such taking, (b) Buyer shall receive a credit against the portion of the Purchase Price applicable to such Property for the cost of any repair and/or restoration not covered by such awards and/or insurance (whether by reason of deductible, co-insurance, uninsured casualty or otherwise) and (c) Buyer shall be deemed to have accepted such Property subject to the taking without any further reduction in the Purchase Price (other than the credit described in clause (b) above). As used herein, the term "Material Portion" shall mean, with respect to each Property, any portion of such Property having a value in excess of $350,000.00.

11.2 Casualty. Prior to the Closing and notwithstanding the pendency of this Agreement, the entire risk of loss or damage by earthquake, hurricane, tornado, flood, landslide, fire or other casualty shall be borne and assumed by Sellers. If, prior to the Closing, any "Material Damage" (as hereinafter defined) occurs to any portion of any Property as a result of any earthquake, hurricane, tornado, flood, landslide, fire or other casualty, the Seller of such Property shall immediately notify Buyer of such fact. In such event, Buyer shall have the option to terminate this Agreement in the same manner as provided in Section
11.1 above upon written notice to Sellers given not later than thirty (30) days after receipt of any such notice from such Seller. Buyer shall have no right to terminate this Agreement as a result of any damage or destruction of any portion of any Property that does not constitute Material Damage. If Buyer does not elect or has no right to terminate this Agreement, (a) the applicable Seller shall assign and turn over, and Buyer shall be entitled to receive and keep, all insurance proceeds that have been or that may thereafter be payable with respect to such damage or destruction (which shall then be repaired or not by Buyer),
(b) Buyer shall receive a credit against the portion of the Purchase Price applicable to such Property for the cost of any repair and/or restoration not covered by such insurance (whether by reason of deductible, co-insurance, uninsured casualty or otherwise), and (c) the parties shall proceed to the Closing pursuant to the terms hereof without modification of the terms of this Agreement. If Buyer does not elect or has no right to terminate this Agreement by reason of any casualty, Buyer shall have the right to participate in any adjustment of the insurance claim and Buyer shall be deemed to have accepted such Property subject to the damage or destruction without reduction in the Purchase Price. As used herein, the term "Material Damage" shall mean, with respect to each Property, damage or destruction the cost of repair of which exceeds $350,000.00.

11.3 Ongoing Operations. From the Execution Date until the Closing Date, each Seller shall, at such Seller's sole cost and expense:

11.3.1 Carry on its business and activities relating to its Property, including leasing, maintaining and operating such Property, in the same manner as it did before the Execution Date;

11.3.2 Perform all of its obligations under the Leases and Service Contracts applicable to its Property and other agreements that may affect its Property;

11.3.3 Without the prior written consent of Buyer, which shall not be unreasonably withheld, conditioned or delayed, not supplement or amend any existing contract or enter into any new contract that will be an obligation affecting its Property subsequent to the Closing, except (a) Leases entered into in the ordinary course of business using such Seller's standard form lease and at market rates, and (b) contracts entered into in the ordinary course of business that are terminable without cause on 30-days' notice and without penalty or cancellation fee;

11.3.4 Continue to maintain insurance as maintained by such Seller prior to such date and in accordance with such Seller's current business practices;

11.3.5 Afford Buyer and its representatives reasonable access to the Property owned by such Seller and to such Seller's books, records and files relating to such Property (other than proprietary information), at reasonable times, including but not limited to the Closing Date;

11.3.6 Not voluntarily grant or transfer or permit the grant or transfer of any interest in the Property owned by such Seller, including any air rights;

11.3.7 Promptly advise Buyer of any litigation or governmental proceeding to which such Seller becomes a party directly affecting its Property; and

11.3.8 Promptly forward to Buyer any written notice received by such Seller from any governmental agency in connection with any actual or alleged violation of any law or regulation applicable to its Property, which notice shall be given within forty-eight (48) hours after the receipt thereof by such Seller, and in all events, prior to the Closing.

12. REMEDIES.

12.1 Liquidated Damages. IN THE EVENT THAT THE ESCROW AND THIS TRANSACTION FAIL TO CLOSE AS A RESULT OF THE DEFAULT OF BUYER IN THE PERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT, BUYER AND SELLERS AGREE THAT SELLERS' ACTUAL DAMAGES WOULD BE IMPRACTICABLE OR EXTREMELY DIFFICULT TO FIX. THE PARTIES THEREFORE AGREE THAT IN THE EVENT THAT THE ESCROW AND THIS TRANSACTION FAIL TO CLOSE AS A RESULT OF THE DEFAULT OF BUYER IN THE PERFORMANCE OF ITS OBLIGATIONS HEREUNDER, SELLERS, AS SELLERS' SOLE AND EXCLUSIVE REMEDY, ARE ENTITLED TO LIQUIDATED DAMAGES IN THE AMOUNT OF $1,100,000. IN THE EVENT THAT THE ESCROW FAILS TO CLOSE AS A RESULT OF BUYER'S DEFAULT, THEN (A) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF BUYER AND SELLERS HEREUNDER AND THE ESCROW CREATED HEREBY SHALL TERMINATE, (B) ESCROW AGENT SHALL, AND IS HEREBY AUTHORIZED AND
INSTRUCTED TO, RETURN PROMPTLY TO BUYER AND SELLERS ALL DOCUMENTS AND INSTRUMENTS TO THE PARTIES WHO DEPOSITED THE SAME, (C) BUYER SHALL IMMEDIATELY DELIVER SUCH AMOUNT TO SELLERS, AND THE SAME SHALL BE THE FULL, AGREED AND LIQUIDATED DAMAGES, AND (D) ALL TITLE AND ESCROW CANCELLATION CHARGES, IF ANY, SHALL BE CHARGED TO BUYER; PROVIDED, HOWEVER, THAT THE FOREGOING SHALL NOT LIMIT SELLERS' RIGHTS OR REMEDIES WITH RESPECT TO (1) THE OBLIGATIONS OF BUYER UNDER SECTIONS 4.1.2, 13 AND 14.16 HEREOF AND (2) THOSE RIGHTS AND OBLIGATIONS THAT, BY THEIR TERMS, SURVIVE THE TERMINATION OF THIS AGREEMENT.

            SELLERS AND BUYER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS SECTION 12, AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.

__________                                                  __________
Sellers' Buyer's Initials Initials 12.2 Default by Sellers. In the event that the Closing fails to occur as a result of the default of any Seller in the performance of its obligations under this Agreement, then, upon notice by Buyer to Sellers and Escrow Agent to that effect, Buyer shall, as its sole remedy, elect to either (i) terminate this Agreement, in which event Sellers shall reimburse Buyer for its reasonable out-of-pocket expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred in connection with the negotiation of this Agreement and Buyer's due diligence efforts (provided that the amount of such reimbursement shall not exceed $100,000.00 with respect to each Property) or (ii) seek the specific performance of this Agreement. Notwithstanding anything to the contrary contained herein, each Seller shall not be in default with respect to any of its obligations hereunder unless and until (y) it receives written notice from Buyer specifying such default and (z) it fails to cure such default within five (5) Business Days after receipt of such notice. The foregoing shall not limit Buyer's rights or remedies pursuant to Sections 13 and 14.16 hereof and those rights and obligations that, by their terms, survive termination of this Agreement.

13. BROKERS.

            Buyer and Sellers each hereby represent, warrant to and agree with each other that it has not had, and shall not have, any dealings with any third party to whom the payment of any broker's fee, finder's fee, commission or other similar compensation shall or may become due or payable in connection with the transaction contemplated hereby. Sellers shall indemnify, defend, protect and hold Buyer harmless from and against any and all Claims incurred by Buyer by reason of any breach or inaccuracy of the representation, warranty and agreement of Sellers contained in this Section 13. Buyer shall indemnify, defend, protect and hold each Seller harmless from and against any and all Claims incurred by such Seller by reason of any breach or inaccuracy of the representation, warranty and agreement of Buyer contained in this Section 13. The provisions of this Section 13 shall survive the Closing or earlier termination of this Agreement.

14. MISCELLANEOUS PROVISIONS.

14.1 Governing Law. Each portion of this Agreement relating to any Property (and the legal relations between the parties hereto related to such Property) shall be governed by and construed and enforced in accordance with the laws of the State in which such Property is located, without regard to its principles of conflicts of law. Any portion of this Agreement to the extent not specifically relating to any Property shall be governed by and construed and enforced in accordance with the laws of the State of Virginia, without regard to its principles of conflicts of law.

14.2 Entire Agreement. This Agreement, including the exhibits and schedules attached hereto, constitutes the entire agreement between Buyer and Sellers pertaining to the subject matter hereof and supersedes all prior agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made to any party by any other party in connection with the subject matter hereof except as specifically set forth herein or in the documents delivered pursuant hereto or in connection herewith.

14.3 Modification; Waiver. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

14.4 Notices. All notices, consents, requests, reports, demands or other communications hereunder (collectively, "Notices") shall be in writing and may be given personally, by registered or certified mail, by telecopy or by Federal Express (or other reputable overnight delivery service) as follows:

To Buyer:         California State Teachers' Retirement System
                  c/o Heitman Capital Management LLC
                    ......191 North Wacker Drive, Suite 2500
                          ......Chicago, Illinois 60606
                     ......Attention: Mr. Howard J. Edelman
                         ......Telephone: (312) 855-6547
                         ......Telecopy: (312) 541-6738

With A Copy To:...Cox, Castle & Nicholson LLP
                  2049 Century Park East, Suite 2800
                  Los Angeles, California 90067
                  Attention:  John Kuhl, Esq.
                  Telephone:  (310) 284-2267
                  Telecopy:  (310) 277-7889

To Sellers:       c/o AIMCO Properties, L.P.
                  Stanford Place 3
                  4582 South Ulster Street Parkway, Suite 1100
                  Denver, Colorado 80237
                  Attention:  Mr. Randy Fein and Trent Johnson, Esq.
            ......Telephone:  (303) 691-4460 and (303) 691- 4348
                  Telecopy:  (720) 200-6881 and (303) 757-8735

With A Copy To:   Skadden, Arps, Slate, Meagher & Flom LLP
                  300 South Grand Avenue, Suite 3400
                  Los Angeles, California  90071
                  Attention:  Meryl K. Chae, Esq.
                  Telephone:  (213) 687-5035
                  Telecopy:  (213) 621-5035

To Escrow Agent:  Stewart Title Guaranty Company
                  1980 Post Oak Boulevard, Suite 610
            ......Houston, Texas 77056
            ......Attention:  Ms. Wendy Howell
            ......Telephone:  (800) 729-1906
                  Telecopy:  (713) 552-1703

or to such other address or such other person as the addressee party shall have last designated by notice to the other parties. All Notices shall be deemed to have been given when received. All Notices given by telecopy shall be followed by the delivery of a hard copy of such Notice, provided that such Notice shall be deemed to have been given when received by telecopy.

14.5 Expenses. Subject to the provision for payment of the Closing Costs in accordance with the terms of Section 7.6 hereof and any other provision of this Agreement, whether or not the transaction contemplated by this Agreement shall be consummated, all fees and expenses incurred by any party hereto in connection with this Agreement shall be borne by such party.

14.6 Assignment. Neither all nor any portion of any party's interest under this Agreement may be sold, assigned, encumbered, conveyed, or otherwise transferred, whether directly or indirectly, voluntarily or involuntarily, or by operation of law or otherwise (including, without limitation, by a transfer of interests in such party) (collectively, a "Transfer"), without the prior written consent of the each other party hereto, which consent may be granted or denied in its sole and absolute discretion. Any attempted Transfer without such consent shall be null and void. Notwithstanding the foregoing, Buyer shall Transfer all or any portion of this Agreement or its rights hereunder or to delegate any duties or obligations arising under this Agreement, voluntarily, involuntarily or by operation of law, without the need for Sellers' consent, to SH Partners, L.P. or any subsidiary of (wholly-owned, directly or indirectly by) SH Partners, L.P. No Transfer, whether with or without consent, shall operate to release the transferring party from, or alter such party's primary liability to perform, its obligations under this Agreement.

14.7 Severability. Any provision or part of this Agreement which is invalid or unenforceable in any situation in any jurisdiction shall, as to such situation and such jurisdiction, be ineffective only to the extent of such invalidity and shall not affect the enforceability of the remaining provisions hereof or the validity or enforceability of any such provision in any other situation or in any other jurisdiction.

14.8 Successors and Assigns; Third Parties. Subject to and without waiver of the provisions of Section 14.6 hereof, all of the rights, duties, benefits, liabilities and obligations of the parties shall inure to the benefit of, and be binding upon, their respective successors and assigns. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

14.9 Execution of Documents and Funding by Buyer. Sellers understand that for administrative reasons, Buyer requires (a) up to three (3) business days to sign any document after such document has been submitted to Buyer for signature and an additional two (2) business days to deliver such document into escrow; and
(b) up to five (5) business days after all documents have been signed by all parties and all other conditions to Closing have been satisfied to cause funds to be transferred into escrow, which funds shall be deposited by Buyer into the Escrow Agent's account at State Street Bank at the opening of business on the Closing Date. All closing documents (other than notices to be delivered by Buyer, including, without limitation, notices in connection with Buyer's due diligence review of the Properties and any documents which shall be executed by Buyer's advisor or Buyer's counsel and may be delivered by facsimile) to be executed by Buyer shall be agreed to and prepared in final execution form (facsimile transmission and/or counterparts shall not be execution form) and received by Buyer to allow for compliance with the foregoing schedule. In the event any of the foregoing conditions are not complied with in accordance with the foregoing schedule, the Closing Date shall be automatically extended by the number of days necessary to allow Buyer the time periods set forth above for the execution and delivery of documents and the transfer of funds.

14.10 Headings. The Section headings of this Agreement are for convenience of reference only and shall not be deemed to modify, explain, restrict, alter or affect the meaning or interpretation of any provision hereof.

14.11 Time of Essence. Time shall be of the essence with respect to all matters contemplated by this Agreement.

14.12 Further Assurances. In addition to the actions recited herein and contemplated to be performed, executed, and/or delivered by Sellers and Buyer, Sellers and Buyer agree to perform, execute and/or deliver or cause to be performed, executed and/or delivered at the Closing or after the Closing any and all such further acts, instruments, deeds and assurances as may be reasonably required to consummate the transaction contemplated hereby.

14.13 Number and Gender. Whenever the singular number is used, and when required by the context, the same includes the plural, and the masculine gender includes the feminine and neuter genders.

14.14 Construction. This Agreement shall not be construed more strictly against one party hereto than against any other party hereto merely by virtue of the fact that it may have been prepared by counsel for one of the parties.

14.15 Exhibits and Schedules. All exhibits and schedules attached hereto are hereby incorporated by reference as though set out in full herein.

14.16 Attorneys' Fees. In the event that any party hereto brings an action or proceeding against any other party to enforce or interpret any of the covenants, conditions, agreements or provisions of this Agreement, the prevailing party in such action or proceeding shall be entitled to recover all costs and expenses of such action or proceeding, including, without limitation, attorneys' fees, charges, disbursements and the fees and costs of expert witnesses.

14.17 Business Days. As used herein, the term "Business Day" shall mean a day that is not a Saturday, Sunday or legal holiday. In the event that the date for the performance of any covenant or obligation under this Agreement shall fall on a Saturday, Sunday or legal holiday, the date for performance thereof shall be extended to the next Business Day.

14.18 Early Termination. In the event that this Agreement is terminated pursuant to the terms hereof, this Agreement and all of the provisions hereof shall be of no further force or effect and no party shall have any further rights or obligations hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement.

14.19 Waiver of Known Defaults. Notwithstanding anything to the contrary contained herein, in the event that Buyer has actual knowledge of the default of any Seller, or any Seller has actual knowledge of the default of Buyer, hereunder (a "Known Default"), but nonetheless elects to consummate the transaction contemplated hereby and proceeds to Closing, then the rights and remedies of the non-defaulting party(ies) shall be waived with respect to any such Known Default upon the Closing and the defaulting party(ies) shall have no liability with respect thereto. For purposes of this Section 14.19, the actual knowledge of a default of Buyer by AIMCO shall constitute a "Known Default" as to all Sellers.

14.20 Section 1031 Exchange. Sellers and Buyer acknowledge and agree that the purchase and sale of each Property may be part of a tax-free exchange under
Section 1031 of the Code for either Buyer or a Seller. Each party hereby agrees to take all reasonable steps on or before the Closing Date to facilitate such exchange if requested by any other party, provided that (a) no party making such accommodation shall be required to acquire any substitute property, (b) such exchange shall not affect the representations, warranties, liabilities and obligations of the parties to each other under this Agreement, (c) no party making such accommodation shall incur any additional cost, expense or liability in connection with such exchange (other than expenses of reviewing and executing documents required in connection with such exchange), and (d) no dates in this Agreement will be extended as a result thereof. Notwithstanding anything to the contrary contained in the foregoing, if a Seller so elects to close the transfer of a Property as an exchange, then: (i) such Seller, at its sole option, may delegate its obligations to transfer a Property under this Agreement, and may assign its rights to receive any portion of the Purchase Price from Buyer, to a deferred exchange intermediary (an "Intermediary") or to an exchange accommodation titleholder, as the case may be; (ii) such delegation and assignment shall in no way reduce, modify or otherwise affect the obligations of such Seller pursuant to this Agreement; (iii) such Seller shall remain fully liable for its obligations under this Agreement as if such delegation and assignment shall not have taken place; (iv) Intermediary or exchange accommodation titleholder, as the case may be, shall have no liability to Buyer; and (v) the closing of the transfer of such Property to Buyer shall be undertaken by direct deed from such Seller (or, if applicable, from other affiliates of such Seller whom such Seller will cause to execute such deeds) to Buyer or to exchange accommodation titleholder, as the case may be.

14.21 Counsel. In representing Buyer in connection with this Agreement, Cox, Castle & Nicholson LLP ("CCN") is not, and shall not be deemed to, represent AIMCO SH, L.P., AIMCO SH, L.L.C., AIMCO Properties, L.P., AIMCO-GP, Inc., or any of their affiliates (individually and collectively, the "AIMCO Affiliates"). Specifically, no attorney/client relationship exists or will exist between CCN, on one hand, and any of the AIMCO Affiliates, on the other hand, and CCN shall have no duties to any of the AIMCO Affiliates. By executing this Agreement, the AIMCO Affiliates agree that CCN did not undertake any duties to any of the AIMCO Affiliates and that they will not seek to disqualify CCN from any matter related to the Buyer, the Buyer's Partnership Agreement or documents executed in connection therewith, on the ground that CCN undertook duties to any of the AIMCO Affiliates in connection with this Agreement.

14.22 Multiple Buyers. Prior to Closing, Buyer may direct Sellers to deliver the deeds and other closing documents to one or more entities specified by Buyer. Sellers hereby agree to deliver such documents to such entities; provided, however Buyer will not direct Sellers to deliver such documents to any entities that are not affiliates of SH Partners, L.P. without the prior consent of Sellers, which consent shall not be unreasonably withheld. In the event that a Seller receives notice from Buyer or any entity being a Buyer Party hereunder, the same shall be deemed to constitute notice from all entities constituting Buyer and all entities being a Buyer Party hereunder. In the event that Buyer or any entity being a Buyer Party hereunder takes any action, breaches any obligation or otherwise acts pursuant to the terms of this Agreement, the same shall be deemed to be the action of the other entity(ies) constituting Buyer and all entities being a Buyer Party hereunder and the action of Buyer and "Buyer Parties" under this Agreement. In the event that a Seller is required to give notice or take action with respect to Buyer or any Buyer Party under this Agreement, notice to Buyer or any entity being a Buyer Party hereunder or action with respect to Buyer or any entity being a Buyer Party hereunder shall be a notice or action to Buyer and all entities being a Buyer Party hereunder. In the event that there is any agreement by a Seller to pay any amount pursuant to this Agreement to Buyer or a Buyer Party under any circumstance, that amount shall be deemed the maximum aggregate amount to be paid to Buyer and all parties being Buyer Parties hereunder and not an amount that can be paid to each of Buyer and each party being a Buyer Party hereunder. The foregoing provisions also shall apply to any documents, including, without limitation, the Assignments of Leases and Bills of Sale and Assignment, executed in connection with this Agreement and the transaction contemplated hereby.

14.23 Sellers' Several Obligations. Buyer agrees that, notwithstanding any other provision of this Agreement to the contrary, the representations, warranties, obligations, and covenants of each Seller are individual and several, and not joint and several, and that each Seller is responsible and liable only for its own Property and its own representations, warranties, obligations, and covenants. Buyer agrees that it shall look solely to the applicable Seller for any amount due hereunder or, obligation owed hereunder.

14.24  Obligation  to Close on all  Properties.  Subject to the terms of Section
6.3.5 hereof, (a) Buyer's obligation to purchase the Properties is not severable and Buyer must purchase all of the Properties and (b) Sellers' obligations to sell the Properties are not severable and Sellers must sell all of the Properties to Buyer.

14.25 AIMCO Marks. Notwithstanding anything to the contrary contained herein, Buyer agrees that Sellers, the Property managers or AIMCO, or their respective affiliates, are the sole owners of all right, title and interest in and to the "AIMCO Marks," as hereinafter defined (or have the right to use such AIMCO Marks pursuant to license agreements with third parties) and that no right, title or interest in or to the AIMCO Marks is granted, transferred, assigned or conveyed as a result of this Agreement. Buyer further agrees that Buyer will not use the AIMCO Marks for any purpose. As used herein, the term "AIMCO Marks" shall mean all words, phrases, slogans, materials, software, proprietary systems, trade secrets, proprietary information and lists, and other intellectual property owned or used by a Seller, its Property manager, or AIMCO in the marketing, operation or use of a Property (or in the marketing, operation or use of any other properties managed by the Property manager or owned by AIMCO or an affiliate of either a Property manager or AIMCO).

14.26 ADA Disclosure. Buyer acknowledges that the Properties may be subject to the federal Americans With Disabilities Act (the "ADA") and the federal Fair Housing Act (the "FHA"). The ADA requires, among other matters, that tenants and/or owners of "public accommodations" remove barriers in order to make a property accessible to disabled persons and provide auxiliary aids and services for hearing, vision or speech impaired persons. Sellers make no warranty, representation or guarantee of any type or kind with respect to any Property's compliance with the ADA or the FHA (or any similar state or local law), and Sellers expressly disclaim any such representation.

14.27 Lead-Based Paint Disclosure. The provisions of this Section 14.27 shall survive the termination of this Agreement, and if not so terminated, the Closing and delivery of the Deeds to Buyer. Sellers and Buyer hereby acknowledge delivery of the following Lead Based Paint Disclosure:

      "EVERY PURCHASER OF ANY INTEREST IN RESIDENTIAL REAL PROPERTY ON WHICH A RESIDENTIAL DWELLING WAS BUILT PRIOR TO 1978 IS NOTIFIED THAT SUCH PROPERTY MAY PRESENT EXPOSURE TO LEAD FROM LEAD-BASED PAINT THAT MAY PLACE YOUNG CHILDREN AT RISK OF DEVELOPING LEAD POISONING. LEAD POISONING IN YOUNG CHILDREN MAY PRODUCE PERMANENT NEUROLOGICAL DAMAGE, INCLUDING LEARNING DISABILITIES, REDUCED INTELLIGENCE QUOTIENT, BEHAVIORAL PROBLEMS, AND IMPAIRED MEMORY. LEAD POISONING ALSO POSES A PARTICULAR RISK TO PREGNANT WOMEN. THE SELLER OF ANY INTEREST IN RESIDENTIAL REAL PROPERTY IS REQUIRED TO PROVIDE THE PURCHASER WITH ANY INFORMATION ON LEAD-BASED PAINT HAZARDS FROM RISK ASSESSMENTS OR INSPECTIONS IN THE SELLER'S POSSESSION, IF ANY, AND NOTIFY THE PURCHASER OF ANY KNOWN LEAD-BASED PAINT HAZARDS. A RISK ASSESSMENT OR INSPECTION FOR POSSIBLE LEAD-BASED PAINT HAZARDS IS RECOMMENDED PRIOR TO PURCHASE."

14.27.1 Consent Agreement - Pre-1978  Certified.  The provisions of this Section
14.27.1 apply to those Properties (if any) identified on the Seller Information Schedule as "Pre-1978-Certified." Testing has been performed at each Property identified as "Pre-1978, Certified" with respect to lead-based paint. The "LBP Consultant" identified on the Seller Information Schedule prepared the report with respect to the Property identified therein. A copy of each report has been provided to Buyer. Each report certifies the respective Property as lead based paint free. By execution hereof, Buyer acknowledges receipt of a copy of the reports, the Lead-Based Paint Disclosure Statement in Section 14.27 above, and acknowledges receipt of the Consent Agreement. Because the applicable Property has been certified as lead based paint free, the applicable Seller is not required under the Consent Agreement to remediate or abate any lead-based paint condition at its Property prior to the Closing. Buyer acknowledges and agrees that (a) after Closing, Buyer and the applicable Property shall be subject to the Consent Agreement and the provisions contained herein related thereto and
(b) Buyer shall not be deemed to be a third party beneficiary to the Consent Agreement.

14.27.2 Consent Agreement - Pre-1978-LBP, But No LBP Hazards. The provisions of this Section 14.27.2 apply to those Properties (if any) identified on the Seller Information Schedule as "Pre-1978, Lead-Based Paint Present, No Lead-Based Hazard." Testing has been performed at the applicable Property with respect to lead-based paint. The "LBP Consultant" identified on the Seller Information Schedule prepared the report with respect to the Property identified therein. A copy of the report with respect to each such Property has been provided to Buyer. The report certifies the applicable Property as free of (a) lead based hazards, (b) dust lead hazards and (c) soil lead hazards. By execution hereof, Buyer acknowledges receipt of a copy of the report, the Lead-Based Paint Disclosure Statement in Section 14.27 above, and the Consent Agreement. Because the applicable Property has been certified as free of (i) lead based hazards,
(ii) dust lead hazards and (iii) soil lead hazards, the applicable Seller is not required under the Consent Agreement to remediate or abate any lead-based paint condition at such Property prior to the Closing. Buyer acknowledges and agrees that (A) after Closing, Buyer and the applicable Property shall be subject to the Consent Agreement and the provisions contained herein related thereto and
(B) Buyer shall not be deemed to be a third party beneficiary to the Consent Agreement.

14.28 Waiver of Consumer Rights. WITH RESPECT TO ANY PROPERTY LOCATED IN TEXAS, IT IS THE INTENT OF SELLERS AND BUYER THAT THE RIGHTS AND REMEDIES WITH RESPECT TO THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT SHALL BE GOVERNED BY LEGAL PRINCIPLES OTHER THAN THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT. ACCORDINGLY, TO THE MAXIMUM EXTENT APPLICABLE AND PERMITTED BY LAW (AND WITHOUT ADMITTING SUCH APPLICABILITY), BUYER HEREBY WAIVES ITS RIGHTS UNDER THE PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT,
SECTION 17.41 ET SEQ. (OTHER THAN SECTION 17.555, WHICH IS NOT WAIVED), TEXAS BUSINESS AND COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. FOR PURPOSES OF THE WAIVERS SET FORTH IN THIS AGREEMENT, BUYER HEREBY WARRANTS AND REPRESENTS UNTO SELLERS THAT (A) BUYER HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF THE TRANSACTION CONTEMPLATED UNDER THIS AGREEMENT, (B) BUYER IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION WITH SELLERS REGARDING THE TRANSACTIONS CONTEMPLATED UNDER THIS AGREEMENT, (C) BUYER IS REPRESENTED BY LEGAL COUNSEL OF ITS OWN SELECTION THAT IS SEPARATE AND INDEPENDENT OF SELLERS AND SELLERS' LEGAL COUNSEL AND (D) BUYER HAS CONSULTED WITH BUYER'S LEGAL COUNSEL REGARDING THIS AGREEMENT PRIOR TO BUYER'S EXECUTION OF THIS AGREEMENT AND VOLUNTARILY CONSENTS TO THIS WAIVER.

14.29 Texas Real Estate License Act. With respect to any Property located in Texas, the Texas Real Estate License Act requires written notice to Buyer, when this Agreement is executed, from any licensed real estate broker or salesman who is to receive a commission that Buyer should have an attorney of its own selection examine an abstract of title to the property being acquired or that Buyer should be furnished with or should obtain a title insurance policy. Notice to that effect is, therefore, hereby given to Buyer on behalf of the broker(s) identified in Section 13 of this Agreement, if any.

14.30 State of Louisiana Special Provisions. To the extent this Agreement applies to a Property in the State of Louisiana, the following shall apply:

14.30.1 the terms "easement" and "easements" shall mean "servitude" and "servitudes," respectively;

14.30.2       the term "deed" shall also mean "cash sale;"

14.30.3       the term "real property" shall mean "immovable property;"

14.30.4       the term "personal property" shall mean "movable property;"

14.30.5 the phrase "good and marketable fee simple interest" in Section 1 of this Agreement shall mean "merchantable title;"

14.30.6 the phrase "fee simple title" in Section 4.2.4 of this Agreement shall mean "merchantable title;"

14.30.7       references to "improvements" will include other constructions;
and

14.30.8 in addition to Section 10.1 of this Agreement, the Properties being acquired are hereby made and accepted on an "AS IS" and "WHERE IS" basis. Buyer accepts the Properties in their condition as existing at the time of sale. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SELLERS MAKE NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE CONDITION OF THE PROPERTIES, THE FITNESS OF THE PROPERTIES FOR ANY PURPOSE OR INTENDED USE, THE PRESENCE OR ABSENCE OF APPARENT OR HIDDEN DEFECTS, THE PRESENCE OR ABSENCE OF ENVIRONMENTAL CONTAMINATION, OR THE COMPLIANCE OF THE PROPERTIES WITH ANY LAWS, RULES OR REGULATIONS, ALL OF WHICH WARRANTIES ARE HEREBY WAIVED BY BUYER. Buyer fully and completely waives any and all rights for the return of all or any part of the purchase price by the reason of any such defects. Buyer acknowledges and declares that except to the extent expressly set forth herein, neither Sellers nor any party, whomsoever, acting or purporting to act in any capacity whatsoever on behalf of any Seller, has made any direct, indirect, explicit or implicit statement, representation or declaration, whether by written or oral statement or otherwise, and upon which Buyer has relied, concerning the existence or non-existence of any quality, characteristic or condition of the Properties. Buyer expressly waives the warranty against eviction, warranty of fitness and the warranty against redhibitory vices and defects, whether apparent or latent, imposed by the Louisiana Civil Code, any other applicable state or federal law, and the jurisprudence thereunder. Buyer also waives any rights it may have in redhibition or to a reduction of purchase price pursuant to the Louisiana Civil Code in connection with the Properties. By its signature, Buyer expressly acknowledges all such waivers and its exercise of Buyer's right to waive warranty pursuant to the Louisiana Civil Code. Buyer agrees that Buyer has conducted its own evaluation and inspection and has made its own determination as to any condition of the Properties, any defects therein, and the suitability of the Property for Buyer's intended use(s). The waiver of warranty contained herein shall survive the Closing.

14.31 State of Virginia Special Provisions. For each Property located in the State of Virginia, in accordance with the terms of VA Code ss.ss. 59.1-69 et seq., Buyer shall timely file in the county where the applicable Property is located a certificate by any party conducting business under an assumed name (e.g., the name of the Property). If any Seller has filed such a certificate, effective on or after the Closing Date, such Seller may cancel such certificate.

14.32 State of Indiana Special Provisions. With respect to each Property located in Indiana, the applicable Seller of such Property hereby represents that, to such Seller's Knowledge, such Property is not "property" as defined in Indiana Code 13-11-2-174, and that no disclosure statement under Indiana Code 13-25-3-1, et. seq. (Indiana Responsible Property Transfer Law), is required for this transaction.

14.33 Arbitration. Any controversy, dispute, or claim of any nature arising out of, in connection with, or in relation to the interpretation, performance, enforcement or breach of any of the provisions of Section 2.3 of this Agreement that relate to the Work, including any claim based on contract, tort or statute, shall be resolved at the written request of any party to this Agreement by the dispute resolution mechanism set forth herein. In the event of such a dispute, Buyer and the applicable Seller shall each appoint a consultant or other expert (each, a "Consultant") familiar with the type of Work subject to such dispute, and Buyer and such Seller agree that the two Consultants shall attempt to negotiate a resolution to such dispute, which resolution shall be binding upon Buyer and such Seller. In the event that the Consultants are unable to agree on a resolution, the dispute shall be settled with binding arbitration. The arbitration shall be administered in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association. Any matter to be
settled  by  arbitration   shall  be  submitted  to  the  American   Arbitration
Association  in the state in which  the  applicable  Property  is  located.  The
Consultants shall designate one arbitrator from the American Arbitration Association. If they are unable to do so on or before the 30th day after written demand therefor, then the American Arbitration Association shall designate an arbitrator. The arbitration shall be final and binding, and enforceable in any court of competent jurisdiction. The arbitrator shall award attorneys' fees (including those of in-house counsel) and costs to the substantially prevailing party and charge the cost of arbitration to the party which is not the substantially prevailing party. Notwithstanding anything herein to the contrary, this section shall not prevent Buyer or Sellers from seeking and obtaining equitable relief on a temporary or permanent basis, including a temporary restraining order, a preliminary or permanent injunction or similar equitable relief, from a court of competent jurisdiction located in the state in which the applicable Property is located (to which all parties hereto consent to venue and jurisdiction) by instituting a legal action or other court proceeding in order to protect or enforce the rights of such party under this Agreement or to prevent irreparable harm and injury. The court's jurisdiction over any such equitable matter, however, shall be expressly limited only to the temporary, preliminary, or permanent equitable relief sought; all other claims initiated under Section 2.3 of this Agreement that relate to the Work shall be determined through final and binding arbitration in accordance with this section.

                 [Remainder of Page Left Blank Intentionally]

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BUYER:

CALIFORNIA STATE TEACHERS' RETIREMENT SYSTEM, a public entity

By:   /s/Christopher J. Ailman

      Christopher J. Ailman
      Chief Investment Officer
      (Print Name and Title)


                       [Signatures Continue On Next Page]

SELLERS:

WINDSOR HILLS I, L.P.,
a Delaware limited partnership

By:   SHELTER I GP LIMITED PARTNERSHIP,
      a Delaware limited partnership,
      its general partner

      By:   SHELTER REALTY CORPORATION,
            a South Carolina corporation,
            its general partner


            By:   /s/Harry Alcock
                  Name: Harry Alcock
                  Title: Executive Vice President



NATIONAL PROPERTY INVESTORS 6,
a California limited partnership

By:   NPI EQUITY INVESTMENTS, INC.,
      a Florida corporation,
      its general partner


            By:   By: /s/Harry Alcock
                  Name: Harry Alcock
                  Title: Executive Vice President



NATIONAL PROPERTY INVESTORS 7,
a California limited partnership

By:   NPI EQUITY INVESTMENTS, INC.,
      a Florida corporation,
      its general partner

            By: /s/Harry Alcock
            Name: Harry Alcock
            Title: Executive Vice President

                       [Signatures Continue On Next Page]

TAHF II LIMITED PARTNERSHIP,
a Delaware limited partnership

By:   TAHF FUNDING CORP.,
      a Delaware corporation,
      its general partner


            By: /s/Harry Alcock
            Name: Harry Alcock
            Title: Executive Vice President


COUCH-OXFORD ASSOCIATES LIMITED PARTNERSHIP, a Maryland limited partnership

By:   COUCH-OXFORD, L.L.C.,
      a Maryland limited liability company,
      its managing general partner

      By:   OXFORD REALTY FINANCIAL GROUP, INC.,
            a Maryland corporation,
            it's managing member


            By: /s/Harry Alcock
            Name: Harry Alcock
            Title: Executive Vice President

      By:   AIMCO PROPERTIES, L.P.,
            a Delaware limited partnership,
            its managing member

            By:   AIMCO-GP, INC.,
                  a Delaware corporation,
            ......its general partner


            By: /s/Harry Alcock
            Name: Harry Alcock
            Title: Executive Vice President

                       [Signatures Continue On Next Page]

PEPPERMILL VILLAGE-OXFORD ASSOCIATES L.P., an Indiana limited partnership

By:   OXFORD ASSOCIATES '80 LIMITED PARTNERSHIP,
      an Indiana limited partnership,
      its managing general partner

      By:   OAMCO II, L.L.C.,
            a Delaware limited liability company,
            its managing general partner

            By:   OXFORD REALTY FINANCIAL GROUP, INC.,
            ......a Maryland corporation,
            ......it's managing member


            By: /s/Harry Alcock
            Name: Harry Alcock
            Title: Executive Vice President


WILLIAMSBURG INVESTORS LIMITED PARTNERSHIP, an Indiana limited partnership

By:   AIMCO HOLDINGS, L.P.,
      a Delaware limited partnership,
      its general partner

      By:   AIMCO HOLDINGS QRS, INC.,
            a Delaware corporation,
            its general partner


            By: /s/Harry Alcock
            Name: Harry Alcock
            Title: Executive Vice President

                       [Signatures Continue On Next Page]

MAYFAIR VILLAGE LIMITED PARTNERSHIP,
an Indiana limited partnership

By:   AIMCO HOLDINGS, L.P.,
      a Delaware limited partnership,
      its general partner

      By:   AIMCO HOLDINGS QRS, INC.,
            a Delaware corporation,
            its general partner


            By: /s/Harry Alcock
            Name: Harry Alcock
            Title: Executive Vice President

                       [Signatures Continue On Next Page]

ESCROW AGENT :

The undersigned Escrow Agent hereby accepts the foregoing Purchase and Sale Agreement and Joint Escrow Instructions and agrees to act as Escrow Agent under this Agreement in strict accordance with its terms.

STEWART TITLE GUARANTY COMPANY



By:   /s/Wendy Howell
      Name: Wendy Howell
      Title: Assistance Vice President